Exhibit 10.17

OFFICE LEASE

[Lake Pointe Corporate Centre—Building Three]

between

LAKE POINTE THREE, LC,

a  Utah limited liability company,

as landlord,

and

EHEALTHINSURANCE SERVICES, INC.,

a  Delaware corporation,

as tenant

Dated May 7, 2012

TABLE OF CONTENTS

Paragraph		Page

1.	Definitions...	1

2.	Agreement of Lease; Work of Improvement...................................................................................................................................................	3

3.	Term; Commencement Date....................................................................................................................................................................................	3

4.	Basic Monthly Rent......................................................................................................................................................................................................	4

5.	Operating Expenses.....................................................................................................................................................................................................	4

6.	Security Deposit...	6

7.	Use...	7

8.	Utilities and Services...................................................................................................................................................................................................	7

9.	Maintenance and Repairs; Alterations; Access to Premises.....................................................................................................................	8

10.	Assignment...	9

11.	Indemnity; Waiver and Release.............................................................................................................................................................................	10

12.	Insurance...	11

13.	Damage or Destruction...............................................................................................................................................................................................	11

14.	Condemnation...	12

15.	Landlord’s Financing.....................................................................................................................................................................................................	13

16.	Default...	13

17.	Expiration or Termination............................................................................................................................................................................................	15

18.	Estoppel Certificate; Financial Statements.......................................................................................................................................................	16

19.	Parking; Signage...	16

20.	[Intentionally omitted]..................................................................................................................................................................................................	17

21.	Rules...	17

22.	General Provisions...	17

SIGNATURES...

	Signatures-1

EXHIBIT A	RULES............................................................................................................................................................................................	Exhibit A-1

EXHIBIT B	DESCRIPTION OF PREMISES	Exhibit B-1

EXHIBIT C	PREPARATION OF PREMISES FOR OCCUPANCY	Exhibit C-1

EXHIBIT D	COMMENCEMENT DATE CERTIFICATE........................................................................................................................	Exhibit D-1

EXHIBIT E	SUBLEASE CONSENT AGREEMENT	Exhibit E-1

RIDER TO OFFICE LEASE.....................................................................................................................................................................................................

Rider-1

OFFICE LEASE

[Lake Pointe Corporate Centre—Building Three]

THIS OFFICE LEASE (this “Lease”) is entered into as of the 7th day of May, 2012, between LAKE POINTE THREE, LC, a Utah limited liability company (“Landlord”),  whose address is 10701 South River Front Parkway, Suite 135, South Jordan, Utah 84095, and EHEALTHINSURANCE SERVICES, INC., a Delaware corporation (“Tenant”), whose address is 440 East  Middlefield Road, Mountain View, California 94043.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

1.        Definitions.  As used in this Lease, each of the following terms shall have the meaning indicated:

1.1.                “Base Year Operating Expenses”  means the Operating Expenses (as defined in Paragraph 5.1.2) that are actually incurred in calendar year 2012.

1.2.                “Basic Monthly Rent”  means the following amounts per calendar month for the periods indicated (which amounts are based on 27,830 rentable square feet, which is subject to adjustment as set forth in Paragraph 1.8); provided,  however, that if the Commencement Date occurs on a date other than the date set forth in Paragraph 1.4, the periods set forth below shall begin on such other date (as memorialized in the Commencement Date Certificate attached as Exhibit D) and shall shift accordingly:

		Annual Cost Per
Periods	Basic Monthly Rent	Rentable Square Foot

August 1, 2012 through	$-0-	$-0-
December 31, 2012, inclusive

January 1, 2013 through	$40,863.72 per month	$17.62
December 31, 2013, inclusive

January 1, 2014 through	$42,092.88 per month	$18.15
December 31, 2014, inclusive

January 1, 2015 through	$43,345.23 per month	$18.69
December 31, 2015, inclusive

January 1, 2016 through	$44,643.96 per month	$19.25
December 31, 2016, inclusive

January 1, 2017 through	$45,989.08 per month	$19.83
December 31, 2017, inclusive

1.3.                “Building”  means the building with the street address of 2875 South Decker Lake Drive, in West Valley City,  Utah 84119.

1.4.                “Commencement Date”  means the earlier of (a) the date on which Landlord’s construction obligations with respect to the Premises have been fulfilled, subject only to the completion by

Landlord of any “ punch list”  items that do not materially interfere with Tenant’s use and enjoyment of the Premises, or (b) the date on which such obligations would have been fulfilled, but for Tenant Delay (as defined on the attached Exhibit C).  The projected Commencement Date is August 1, 2012; provided,  however, that if for any reason Landlord cannot deliver possession of the Premises to Tenant on or before such date, this Lease shall not be void or voidable, and Landlord shall not be liable to Tenant for any resultant loss or damage, except as provided in the immediately following sentence.  Subject to force majeure (as described in Paragraph 22.2 of the Lease) and excluding Tenant Delay, if Landlord’s construction obligations with respect to the Premises have not been substantially fulfilled, subject only to the completion by Landlord of any “punch list” items that do not materially interfere with Tenant’s use and enjoyment of the Premises, and physical possession of the Premises is not delivered to Tenant, on or before the date (as delayed by force majeure and Tenant Delay, the “Outside Date”)  that is ninety (90) days after the date on which this Lease is fully executed and delivered by Landlord and Tenant, then Tenant shall receive a credit towards the first unpaid Basic Monthly Rent due under the Lease (that is, $17.62 per rentable square foot on an annual basis) equal to one (1) day of Basic Monthly Rent for each day after the Outside Date and prior to the date on which the Premises are delivered to Tenant.

1.5.                “Expiration Date”  means the date that is five (5) years and five (5) months after the Commencement Date, plus any partial calendar month occurring between the Commencement Date and the first day of the first full calendar month following the Commencement Date, if the Commencement Date does not occur on the first day of a calendar month, as such date may be extended in accordance with Paragraph 1 of the attached Rider to Office Lease (the “Rider”).

1.6.                “Improvements”  means the Building and all other improvements related to the Building.

1.7.                “Permitted Use”  means general office (including as a call center or for telemarketing) purposes only, and no other purpose.

1.8.                “Premises”  means Suite 175 on the first floor, consisting of approximately 1,548 usable square feet and approximately 1,765 rentable square feet, and Suite 400 on the fourth floor, consisting of approximately 22,864 usable square feet and approximately 26,065 rentable square feet, comprising in the aggregate a total of approximately 24,412 usable square feet and approximately 27,830 rentable square feet, shown on the attached Exhibit B and located in the Building, which contains approximately 107,724 usable square feet and approximately 119,685 rentable square feet.  The Premises do not include, and Landlord reserves, the exterior walls and roof of the Premises, the land and other area beneath the floor of the Premises, the pipes, ducts, conduits, wires, fixtures and equipment above the suspended ceiling of the Premises and the structural elements that serve the Premises or comprise the Building. Landlord’s reservation includes the right to install, inspect, maintain, use, repair, alter and replace those areas and items and to enter the Premises in order to do so; provided,  however, that except in the event of an emergency, any such entry into the Premises shall be during normal business hours after at least twenty-four (24) hours’ notice to Tenant. For all purposes of this Lease, the calculation of “usable square feet”  and “rentable square feet”  contained within the Premises and the Building shall be subject to final measurement and verification by Landlord’s architect according to ANSI/BOMA Standard Z65.1-1996 (or any successor standard), which shall be the sole and exclusive method used for the measurement and calculation of usable and rentable square feet under this Lease, and in the event of a variation, Landlord and Tenant shall amend this Lease accordingly, amending each provision that is based on usable or rentable square feet, including, without limitation, Basic Monthly Rent, Security Deposit, Tenant’s Parking Stall Allocation and Tenant’s Percentage of Operating Expenses.

1.9.                “Property”  means the Improvements and the land owned by Landlord and serving the Improvements.

1.10.              “Security Deposit”  means an amount equal to the Basic Monthly Rent for the final calendar month of the initial period constituting the Term.

1.11.                “Tenant” means eHealthInsurance Services, Inc., a Delaware corporation, unless and until this Lease is assigned, in which event the assignee shall become the Tenant under this Lease, subject to the provisions of Paragraph 10.  If more than one person is identified in any subsequent assignment instrument as Tenant, such persons’ liability under this Lease shall be joint and several. If more than one Tenant exists, any notice required or permitted by the terms of this Lease may be given by or to any one Tenant, and shall have the same force and effect as if given by or to all persons comprising Tenant.

1.12.                “Tenant’s Occupants”  means any assignee, subtenant, employee, agent, licensee or invitee of Tenant.

1.13.              “Tenant’s Parking Stall Allocation”  means 6.5 parking stalls per 1,000 usable square feet of the Premises.

1.14.              “Tenant’s Percentage of Operating Expenses”  means the percentage determined by dividing the rentable square feet of the Premises by the rentable square feet of the Building, multiplying the quotient by 100 and rounding to the third (3rd) decimal place.

1.15.              “Term”  means the period commencing at 12:01 a.m. of the Commencement Date and expiring at midnight of the Expiration Date.

2.        Agreement of Lease; Work of Improvement.

2.1.                Agreement of Lease.  Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Term, together with such rights of ingress and egress over and across the Property that are reasonably necessary for the use of the Premises, in accordance with the provisions set forth in this Lease.

2.2.                Work of Improvement.  The respective obligations (if any) of Landlord and Tenant to prepare the Premises for occupancy are described on the attached Exhibit C.  Landlord and Tenant shall perform or have such work performed promptly, diligently and in a first-class and workmanlike manner.  On occupancy of the Premises by Tenant, all of the obligations of Landlord set forth on the attached Exhibit C shall be deemed to be completed satisfactorily, except for any items set forth in a “ punch list”  prepared by Landlord and Tenant pursuant to a walk-through of the Premises within ten (10) days after the Commencement Date.  Any improvements made to the Premises pursuant to Exhibit C, whether made by Landlord or Tenant, shall, on installation, be and remain the property of Landlord.  Except as set forth on the attached Exhibit C, the Premises shall be delivered by Landlord and accepted by Tenant in their “ as-is”  condition, and Landlord shall not be obligated to make any improvements or repairs to the Premises.

3.        Term; Commencement Date.  Tenant’s obligation to pay rent under this Lease shall commence on the Commencement Date (unless otherwise set forth in Paragraph 1.2), and shall be for the Term.  On Landlord’s request, Landlord and Tenant shall execute a written acknowledgement of the Commencement Date in the form of the attached Exhibit D, which acknowledgement shall be deemed to be a part of this Lease.  If a dispute exists over when the Premises are ready for occupancy, the decision of

Landlord’s architect or contractor shall be final.  Notwithstanding any other provision of this Lease to the contrary, Tenant may use Suite 175 for training purposes during June 2012 without the payment of any rent therefor.

4..Basic Monthly Rent.  Tenant covenants to pay to Landlord without abatement (except as expressly provided in this Lease), deduction, offset, prior notice or demand the Basic Monthly Rent in lawful money of the United States at such place as Landlord may designate, in advance on or before the first day of each calendar month during the Term, commencing on the Commencement Date (unless otherwise set forth in Paragraph 1.2).  If the first day on which Basic Monthly Rent is due under this Lease is not the first day of a calendar month, on or before such due date the Basic Monthly Rent shall be paid for the initial fractional calendar month prorated on a per diem basis and for the first full calendar month following such due date.  If this Lease expires or terminates on a day other than the last day of a calendar month, the Basic Monthly Rent for such fractional month shall be prorated on a per diem basis.  Notwithstanding the foregoing, concurrently with its execution of this Lease, Tenant shall pay to Landlord in advance the Basic Monthly Rent for the first full calendar month following the Commencement Date in which full Basic Monthly Rent is payable (that is, $17.62 per rentable square foot on an annual basis).

5.Operating Expenses.

5.1.                Definitions.  As used in this Lease, each of the following terms shall have the meaning indicated:

5.1.1.                        “Estimated Operating Expenses”  means the projected amount of Operating Expenses for any given Operating Year as estimated by Landlord, in Landlord’s reasonable discretion.

5.1.2.“Operating Expenses”  means all reasonable costs, expenses and fees incurred or payable by Landlord in connection with this Lease and the ownership, operation, management, maintenance and repair of the Property, determined in accordance with the reasonable accounting procedures and business practices customarily employed by Landlord, including, without limitation, the costs, expenses and fees of the following: real and personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to such taxes and assessments); provided, that after the retirement of any special assessments, the Base Year Operating Expenses shall be reduced to eliminate such special assessments; rent and gross receipts taxes; assessments for the Lake Pointe Corporate Centre levied under a common maintenance regime; removal of snow, ice, trash and other refuse; landscaping, cleaning, janitorial, parking and security services; fire protection; utilities; supplies and materials; insurance; licenses, permits and inspections; administrative services, including, without limitation, reasonable legal, consulting and accounting services; labor and personnel; reasonable reserves for Operating Expenses; rental or a reasonable allowance for depreciation of personal property; improvements to and maintenance and repair of the Building and all equipment used in the Building; management services; and that part of office rent or the rental value of space in the Building or another building used by Landlord to operate the Property.  All Operating Expenses shall be computed on an annual basis.  Tenant shall have sole responsibility for and shall pay when due all taxes, assessments, charges and fees levied by any governmental or quasi-governmental authority on Tenant’s use of the Premises or any personal property or fixtures kept or installed in the Premises by Tenant.  Notwithstanding the foregoing, Operating Expenses shall not include those items set forth in Paragraph 8.1 of the Rider.

5.1.3.“Operating Year”  means each calendar year, all or a portion of which falls within the Term.

5.1.4.                        “Tenant’s Estimated Share of Operating Expenses”  means the result obtained by subtracting the Base Year Operating Expenses from the Estimated Operating Expenses, and then multiplying the difference by Tenant’s Percentage of Operating Expenses.  Tenant’s Estimated Share of Operating Expenses for any fractional Operating Year shall be calculated by determining Tenant’s Estimated Share of Operating Expenses for the relevant Operating Year and then prorating such amount over such fractional Operating Year.

5.1.5.                        “Tenant’s Share of Operating Expenses”  means the result obtained by subtracting the Base Year Operating Expenses from the Operating Expenses actually incurred in any given Operating Year, and then multiplying the difference by Tenant’s Percentage of Operating Expenses. Tenant’s Share of Operating Expenses for any fractional Operating Year shall be calculated by determining Tenant’s Share of Operating Expenses for the relevant Operating Year and then prorating such amount over such fractional Operating Year.  Notwithstanding anything to the contrary contained in this Paragraph 5, Tenant’s obligations under this Paragraph 5 are subject to the limitation set forth in Paragraph 3 of the Rider.

5.2.                Payment of Operating Expenses.  In addition to the Basic Monthly Rent, Tenant covenants to pay to Landlord without abatement, deduction, offset, prior notice (except as provided in this Paragraph 5) or demand Tenant’s Share of Operating Expenses in lawful money of the United States at such place as Landlord may designate, in advance on or before the first day of each calendar month during the Term, commencing on January 1, 2013, in accordance with the provisions of this Paragraph 5.  On or prior to January 1, 2013 and prior to each Operating Year after January 1, 2013, if reasonably practicable, Landlord shall furnish Tenant with a written statement (the “Estimated Operating Expenses Statement”) showing in reasonable detail the computation of Tenant’s Estimated Share of Operating Expenses.  On or prior to January 1, 2013, and on the first day of each month following January 1, 2013, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant’s Estimated Share of Operating Expenses as specified in the Estimated Operating Expenses Statement for such Operating Year.  If Landlord fails to give Tenant an Estimated Operating Expenses Statement prior to any applicable Operating Year, Tenant shall continue to pay on the basis of the Estimated Operating Expenses Statement for the prior Operating Year until the Estimated Operating Expenses Statement for the current Operating Year is received.  If at any time it appears to Landlord that the Operating Expenses will vary from Landlord’s original estimate, Landlord may deliver to Tenant a revised Estimated Operating Expenses Statement for such Operating Year, and subsequent payments by Tenant for such Operating Year shall be based on such revised Estimated Operating Expenses Statement.  Within a reasonable time (not more than nine (9) months) after the expiration of any applicable Operating Year, Landlord shall furnish Tenant with a written statement (the “Actual Operating Expenses Statement”) showing in reasonable detail the computation of Tenant’s Share of Operating Expenses for such Operating Year and the amount by which Tenant’s Share of Operating Expenses exceeds or is less than the amounts paid by Tenant during such Operating Year.  If the Actual Operating Expenses Statement indicates that the amount actually paid by Tenant for the relevant Operating Year is less than Tenant’s Share of Operating Expenses for such Operating Year, Tenant shall pay to Landlord such deficit within thirty (30) days after delivery of the Actual Operating Expenses Statement.  Such payments by Tenant shall be made notwithstanding that the Actual Operating Expenses Statement is furnished to Tenant after the expiration of the Term or sooner termination of this Lease.  If the Actual Operating Expenses Statement indicates that the amount actually paid by Tenant for the relevant Operating Year exceeds Tenant’s Share of Operating Expenses for such Operating Year, such excess shall, at Landlord’s option, either be applied against any amount then payable or to become payable by Tenant under this Lease, or promptly refunded to Tenant within thirty (30) calendar days after delivery to Tenant of the Actual Operating Expenses Statement.  No failure by Landlord to require the payment of Tenant’s Share of Operating Expenses for any period shall constitute a waiver of Landlord’s right to collect Tenant’s Share of

Operating Expenses for such period or for any subsequent period.  If the Base Year Operating Expenses exceed the Operating Expenses for any full or partial Operating Year, Tenant shall not be entitled to any refund, credit or adjustment of Basic Monthly Rent.  Notwithstanding the foregoing to the contrary, (a) the Operating Expenses that vary with occupancy and are attributable to any part of the Term in which less than ninety-five percent (95%) of the rentable area of the Building is occupied by tenants paying full rent (in contrast to free rent, half rent or similar reduction) will be adjusted by Landlord to the amount that the Operating Expenses would have been if ninety-five percent (95%) of the rentable area of the Building had been occupied by tenants paying full rent, and (b) if Landlord furnishes a service to tenants in the Building, the cost of which constitutes an Operating Expense, and a tenant other than Tenant has undertaken to perform such service itself, Operating Expenses shall be increased by the amount that Landlord would have incurred if Landlord had furnished such service to such tenant.

5.3.                Resolution of Disagreement.  Every statement given to Tenant by Landlord under this Lease, including, without limitation, any statement given to Tenant pursuant to Paragraph 5.2, shall be conclusive and binding on Tenant unless within ninety (90) days after the receipt of such statement Tenant notifies Landlord that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect.  Pending the determination of such dispute by agreement between Landlord and Tenant, Tenant shall, within thirty (30) days after receipt of such statement, pay the amounts set forth in such statement in accordance with such statement, and such payment shall be without prejudice to Tenant’s position.  If such dispute exists and it is subsequently determined that Tenant has paid amounts in excess of those then due and payable under this Lease, Landlord, at Landlord’s option, shall either apply such excess to an amount then payable or to become payable under this Lease or return such excess to Tenant.  Landlord shall grant to an independent certified public accountant retained by Tenant reasonable access to Landlord’s books and records for the purpose of verifying Operating Expenses incurred by Landlord, at Tenant’s sole cost, provided that (a) Tenant is not in default under this Lease, (b) neither Tenant nor Tenant’s employees or agents may divulge the contents of such books and records or the results of such examination to any third party, (c) Tenant provides to Landlord, at no cost, copies of any draft and final reports of such examination within five (5) business days after receipt by Tenant, and (d) Tenant has not examined such books and records within the immediately preceding twelve (12) month period.

6.        Security Deposit.  On the date of this Lease, Tenant shall deposit with Landlord the Security Deposit as security for the faithful performance by Tenant under this Lease.  The Security Deposit shall be returned (without interest) to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest under this Lease) after the expiration of the Term or sooner termination of this Lease and delivery of possession of the Premises to Landlord in accordance with Paragraph 17 if, at such time, Tenant is not in default under this Lease.  If Landlord’s interest in this Lease is conveyed, transferred or assigned, Landlord shall transfer or credit the Security Deposit to Landlord’s successor in interest, and Landlord shall be released from any liability for the return of the Security Deposit.  Landlord may intermingle the Security Deposit with Landlord’s own funds, and shall not be deemed to be a trustee of the Security Deposit.  If Tenant fails to pay or perform in a timely manner any obligation under this Lease, Landlord may, prior to, concurrently with or subsequent to, exercising any other right or remedy, use, apply or retain all or any part of the Security Deposit for the payment of any monetary obligation due under this Lease, or to compensate Landlord for any other expense, loss or damage that Landlord may incur by reason of Tenant’s failure, including any damage or deficiency in the reletting of the Premises.  If all or any portion of the Security Deposit is so used, applied or retained, Tenant shall immediately deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the original amount.  Landlord may withhold the Security Deposit after the expiration of the Term or sooner termination of this Lease until Tenant has paid in full Tenant’s Share of Operating Expenses for the Operating Year in which such expiration or sooner termination occurs and all other amounts payable under this Lease.  The Security Deposit is not a limitation on Landlord’s damages or other rights under this Lease, a payment of liquidated damages or prepaid rent and shall not be applied by Tenant to the rent for the last (or any) month of the Term, or to any other amount due under this Lease.  If this Lease is terminated due to any default of Tenant, any portion of the Security Deposit remaining at the time of such termination shall immediately inure to the benefit of Landlord as partial compensation for the costs and expenses incurred by Landlord in connection with this Lease, and shall be in addition to any other damages to which Landlord is otherwise entitled.

7.        Use.  The Premises shall not be used or occupied for any purpose other than for the Permitted Use, and neither Tenant nor Tenant’s Occupants shall do anything that may (a) increase the existing rate or violate the provisions of any insurance carried with respect to the Property, (b) create a public or private nuisance, commit waste or interfere with, annoy or disturb any other tenant or occupant of the Building or Landlord in the operation of the Building, (c) overload the floors or otherwise damage the structure of the Building, (d) constitute an improper, immoral or objectionable purpose, (e) increase the cost of any utility service beyond the level permitted by Paragraph 8, (f) violate any present or future laws, ordinances, regulations or requirements or any covenants, conditions and restrictions existing with respect to the Property, (g) subject Landlord or any other tenant to any liability to any third party, or (h) lower the first-class character of the Building.  Tenant shall, at Tenant’s sole cost, (v) use the Premises in a careful, safe and proper manner, (w) comply with all present and future laws, ordinances, regulations and requirements and any covenants, conditions and restrictions existing with respect to the Property, including, without limitation, those relating to hazardous substances, hazardous wastes, pollutants or contaminants and those relating to access by disabled persons, (x) comply with the requirements of any board of fire underwriters or other similar body relating to the Premises, (y) keep the Premises free of objectionable noises and odors, including, without limitation, cigar, pipe and similar smoke odors, and (z) not store, use or dispose of any hazardous substances, hazardous wastes, pollutants or contaminants on the Property.  So long as the same is open and in operation, Tenant’s employees may use the fitness center and common area break room currently located in the Building without charge, other than as contemplated by Paragraph 5 of the Lease with respect to Operating Expenses.

8.        Utilities and Services.

8.1.                Landlord’s Obligations.  Landlord shall cause to be furnished to the Premises electricity for normal lighting and office computers and equipment, heat and air conditioning, light janitorial services (emptying wastebaskets, dusting and vacuuming) and window washing, snow removal, landscaping, grounds keeping and elevator service.  If Landlord provides electric current to the Premises in excess of normal office usage levels to enable Tenant to operate any data processing or other equipment requiring extra electric current, or if Landlord provides any other utility or service that is in excess of that typically required for routine office purposes, including additional cooling necessitated by Tenant’s equipment, Landlord shall reasonably determine or calculate the cost of such additional electric current, utility or service, and Tenant shall pay such cost on a monthly basis to Landlord.  In addition, in such event, Landlord may cause an electric or water meter to be installed in the Premises in order to measure the amount of electricity or water consumed for any such use, and the cost of such meter and any related wiring or plumbing shall be paid promptly by Tenant.  Tenant, at Tenant’s sole cost, shall provide telephone service to the Premises.  Tenant may be separately billed for, and, if billed, shall pay the cost of, any lighting, heating, ventilating and air conditioning used during any period other than Monday through Friday from 7:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 1:00 p.m.  Tenant may connect to the Building generator to the extent of available capacity as elected by Tenant, provided that Tenant pays the Building standard connection fee therefor, which is a one-time fee of $600 per kilowatt for each kilowatt made available to Tenant.  As of the date of this Lease, approximately 400 kilowatts are available, but that amount will change over time as tenants’   use increases.

8.2.                Landlord’s Liability.  Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease, to effectuate any abatement or reduction of rent or to collect any damages by reason of Landlord’s failure to provide or furnish any of the utilities or services set forth in Paragraph 8.1 if such failure was occasioned by any strike or labor controversy, any act or default of Tenant, the inability of Landlord to obtain services from the company supplying the same or any other cause beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Property.  In no event shall Landlord be liable for loss or injury to persons or property, however arising, occurring in connection with or attributable to any failure to furnish such utilities or services even if within the control of Landlord, excepting only Landlord’s willful misconduct or gross negligence.

9.        Maintenance and Repairs; Alterations; Access to Premises.

9.1.                Maintenance and Repairs.  Landlord shall maintain or cause to be maintained in good order, condition and repair and in a clean and sanitary condition the Property, excepting the Premises and portions of the Building leased by persons not affiliated with Landlord.  Tenant, at Tenant’s sole cost, shall maintain the Premises and every part of the Premises (including, without limitation, all floors, walls and ceilings and their coverings, doors and locks, and Tenant’s furnishings, trade fixtures, signage, leasehold improvements, equipment and other personal property from time to time situated in or on the Premises) in good order, condition and repair and in a clean and sanitary condition.  The presence of mold may have adverse health effects for Tenant and Tenant’s Occupants and may impact building materials.  To reduce the likelihood and impact of mold growth within the Premises and the Building, Tenant shall notify Landlord or its designated property manager immediately in the event of any observed water intrusion/loss (e.g., plumbing leaks, roof leaks, large volume liquid spills, etc.) either within the Premises or within the interior or exterior common areas of the Building.

9.2.                Alterations.  Except as set forth in Exhibit C, Tenant shall not make any change, addition, improvement or repair to the Premises (including, without limitation, the attachment of any fixture or equipment, or the addition of any pipe, line, wire, conduit or related facility for water, electricity, natural gas, telephone, sewer or other utility), unless such change, addition, improvement or repair (a) equals or exceeds the then-current standard for the Building and utilizes only new and first-grade materials, (b) is in conformity with all applicable laws, ordinances, regulations and requirements, and is made after obtaining any required permits and licenses, (c) is made with the prior written consent of Landlord, (d) is made pursuant to plans and specifications approved in writing in advance by Landlord, (e) is made after Tenant has provided to Landlord such indemnification or bonds, including, without limitation, a performance and completion bond, in such form and amount as may be satisfactory to Landlord, to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition, improvement or repair, (f) is carried out by persons approved in writing by Landlord, who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured, and (g) is done only at such time and in such manner as Landlord may reasonably specify.  Any such change, addition, improvement or repair shall immediately become the property of Landlord.  Tenant shall promptly pay the entire cost of any such change, addition, improvement or repair.  Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys’  fees, that may arise out of, or be connected in any way with, any such change, addition, improvement or repair.  Within ten (10) days following the imposition of any lien resulting from any such change, addition, improvement or repair, Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond.

9.3.                Access to Premises.  Landlord and Landlord’s employees and contractors may enter the Premises at reasonable times (including during normal business hours) on reasonable notice to Tenant for the purpose of cleaning, inspecting, altering, improving and repairing the Premises or other parts of the Building and ascertaining compliance with the provisions of this Lease by Tenant.  Landlord shall have free access to the Premises in an emergency.  Landlord may also show the Premises to prospective purchasers, tenants or mortgagees during normal business hours on at least twenty-four (24) hours’ notice to Tenant.  Tenant waives any claim for any damage, injury or inconvenience to, or interference with, Tenant’s business, occupancy or quiet enjoyment of the Premises and other loss occasioned by such entry, unless caused by Landlord’s willful misconduct or gross negligence.  Landlord shall at all times have a key with which to unlock all of the doors in the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance).

10.      Assignment.

10.1.              Prohibition.  Tenant shall not, either voluntarily or by operation of law, assign, transfer, mortgage, encumber, pledge or hypothecate this Lease or Tenant’s interest in this Lease, in whole or in part, permit the use of the Premises or any part of the Premises by any persons other than Tenant or Tenant’s employees, or sublease the Premises or any part of the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed to the extent provided in, and subject to, the provisions set forth in Paragraph 2 of the Rider.  Any transfer of this Lease from Tenant by merger, consolidation, liquidation or transfer of assets shall constitute an assignment for the purposes of this Lease.  If Tenant is a corporation, unincorporated association, limited liability company, partnership or other entity, the assignment, transfer, mortgage, encumbrance, pledge or hypothecation of any stock or interest in such corporation, association, limited liability company, partnership or other entity in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this Paragraph.  Consent to any assignment or subleasing shall not operate as a waiver of the necessity for consent to any subsequent assignment or subleasing and the terms of such consent shall be binding on any person holding by, through or under Tenant.  At Landlord’s option, any assignment or sublease without Landlord’s prior written consent shall be void ab initio (from the beginning).

10.2.              Termination.  If Tenant requests Landlord’s consent to an assignment of this Lease or to a subleasing of the whole or any part of the Premises, Tenant shall submit to Landlord the terms of such assignment or subleasing, the name and address of the proposed assignee or subtenant, such information relating to the nature of such assignee’s or subtenant’s business and finances as Landlord may reasonably require and the proposed effective date (the “Effective Date”) of the proposed assignment or subleasing (which Effective Date shall be neither less than thirty (30) nor more than ninety (90) days following the date of Tenant’s submission of such information).  On receipt of such request and all such information from Tenant, Landlord may, by notice within thirty (30) days after such receipt, terminate this Lease if the request is to assign this Lease or to sublease all of the Premises or, if the request is to sublease a portion of the Premises only, terminate this Lease with respect to such portion, in each case as of the Effective Date, unless within five (5) business days after notice from Landlord to Tenant of such termination, Tenant withdraws such request.  Such right to terminate shall be for any reason, including, without limitation, the right to retain all profits of such assignment or sublease.  If Landlord exercises such termination right, Tenant shall surrender possession of the entire Premises or the portion that is the subject of the right, as the case may be, on the Effective Date in accordance with the provisions of Paragraph 17.  If this Lease is terminated as to a portion of the Premises only, the rent payable by Tenant under this Lease shall be reduced proportionately commencing as of the Effective Date, based on the percentage of the Premises as to which this Lease has been terminated.

10.3.              Landlord’s Rights.  If this Lease is assigned or if all or any portion of the Premises is subleased or occupied by any person other than Tenant without obtaining Landlord’s consent, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges payable under this Lease, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment or subleasing, nor shall such collection constitute the recognition of such assignee or subtenant as Tenant under this Lease or a release of Tenant from the further performance of all of the covenants and obligations of Tenant contained in this Lease.  No consent by Landlord to any assignment or subleasing by Tenant (and no assignment or subleasing by Tenant, whether made with or without Landlord’s consent) shall relieve Tenant of any obligation to be paid or performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subleasing, but rather Tenant and Tenant’s assignee or subtenant, as the case may be, shall be jointly and severally primarily liable for such payment and performance, which shall be confirmed to Landlord in writing on Landlord’s standard form. Tenant shall reimburse Landlord for Landlord’s reasonable attorneys’ and other fees and costs incurred in connection with both determining whether to give consent and giving consent.  No assignment under this Lease shall be effective unless and until Tenant provides to Landlord an executed counterpart of the assignment agreement in form and substance reasonably satisfactory to Landlord, and Landlord has executed and delivered a written consent thereto in Landlord’s standard form.  No subleasing under this Lease shall be effective unless and until Tenant provides to Landlord fully executed counterparts of the sublease agreement and the Sublease Consent Agreement attached as Exhibit E, and Landlord has executed and delivered the Sublease Consent Agreement.  Without affecting any of its other obligations under this Lease, if this Lease is assigned or all or any portion of the Premises is subleased and the rent, additional rent, compensation or other economic consideration received or to be received by Tenant in connection with such assignment or sublease (including, without limitation, any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment or furniture transferred by Tenant to the assignee or subtenant) exceeds the Basic Monthly Rent and Tenant’s Share of Operating Expenses payable by Tenant under this Lease for the period concerned (calculated on a per rentable square foot basis if less than all of the Premises is subleased), then Tenant shall pay fifty percent (50%) of such excess to Landlord when received.  Prior to Landlord consenting to any such assignment or sublease, Tenant shall provide to Landlord a detailed written schedule of all rent, additional rent, compensation or other economic consideration received or to be received by Tenant in connection with such assignment or sublease, which schedule shall be certified by Tenant to Landlord as true, correct and complete in all respects, with such certification executed by Tenant.  As used in the immediately preceding two sentences, the term “ Tenant”  refers to the assignor in the event of an assignment, and to the sublandlord in the event of a sublease.

11.      Indemnity; Waiver and Release.

11.1.              Indemnity.  Tenant shall indemnify, defend and hold harmless Landlord from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including attorneys’ fees, arising from any of the following, unless caused by Landlord’s willful misconduct or gross negligence: (a) the occupancy or use of any portion of the Property by Tenant or Tenant’s Occupants (including, without limitation, any slip and fall or similar accident on the Property involving Tenant or Tenant’s Occupants, whether within or without the Premises, including, without limitation, within the common areas of the Property, even if such areas are “ controlled” by Landlord); (b) the conduct of Tenant’s business on the Property; (c) any act or omission done, contracted for, permitted or suffered by Tenant or any of Tenant’s Occupants; (d) any hazardous substances, hazardous wastes, pollutants or contaminants deposited, released or stored by Tenant or Tenant’s Occupants on the Property; (e) any injury or damage to the person, property or business of Tenant or Tenant’s Occupants; or (f) any litigation commenced by or against Tenant to which Landlord is made a party.  If any action or proceeding is brought against Landlord by reason of any of the matters set forth in the preceding sentence, Tenant, on notice from Landlord, shall defend Landlord at Tenant’s expense with counsel reasonably satisfactory to Landlord.  The provisions of this Paragraph 11.1 shall survive the expiration of the Term or sooner termination of this Lease.

11.2.                          Waiver and Release.  Tenant waives and releases all claims against Landlord and Landlord’s employees with respect to all matters for which Landlord has disclaimed liability or responsibility pursuant to the provisions of this Lease.  In addition, Landlord and Landlord’s employees shall not be liable for any loss, injury, death or damage to persons, property or Tenant’s business resulting from any theft, act of God, public enemy, injunction, riot, strike, insurrection, terrorism, war, court order, requisition, order of governmental body or authority, fire, explosion, falling object, steam, water, rain, snow, ice, wind and other weather-related occurrences, breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, construction, repair or alteration of the Premises or other cause beyond Landlord’s reasonable control.

12.      Insurance.  On or before the date of this Lease, Tenant shall, at Tenant’s sole cost, procure and continue in force the following insurance coverage: (a) commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than $1,000,000 per occurrence, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreement set forth in Paragraph 11.1; (b) property insurance with special causes of loss including theft coverage, insuring against fire, extended coverage risks, vandalism and malicious mischief, and including boiler and sprinkler leakage coverage, in an amount equal to the full replacement cost (without deduction for depreciation) of all furnishings, trade fixtures, equipment and other personal property from time to time situated in or on the Premises; and (c) workers’  compensation insurance satisfying Tenant’s obligations under the workers’  compensation laws of the state of Utah.  Such minimum limits shall in no event limit the liability of Tenant under this Lease.  Such liability insurance shall name Landlord and any other person specified from time to time by Landlord as an additional insured, such property insurance shall name Landlord as a loss payee as Landlord’s interests may appear, and both such liability and property insurance shall be with companies acceptable to Landlord having a rating of not less than A:VII in the most recent issue of Best’s Key Rating Guide, Property-Casualty.  Tenant shall furnish Landlord with certificates of coverage.  No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’  prior written notice to Landlord by Tenant.  All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry, and shall only be subject to such deductibles as may be approved in writing in advance by Landlord.  Tenant shall, at least five (5) days after the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies.  All insurance policies of property insurance carried by Landlord or Tenant in covering the Premises, its contents, and the property of either of them in the Premises will waive any right of the insurer to subrogation against the other to the extent permitted by law.  Landlord and Tenant agree that their policies will include such a waiver or an endorsement to them so long as the waiver or endorsement is available without cost.  If a cost is imposed, the one whose insurer imposes it will advise the other of the cost and its amount and the other may pay it but will not be obligated to do so.  The failure of any insurance policy to include such a waiver or endorsement will not affect this Lease.  Any mortgage lender holding an interest in any part of the Property may, at Landlord’s option, be afforded coverage under any policy required to be secured by Tenant under this Lease by use of a mortgagee’s endorsement to the policy concerned.

13.      Damage or Destruction.  If the Premises are partially damaged or destroyed by any casualty insured against under any insurance policy maintained by Landlord, Landlord shall, on receipt of the insurance proceeds, repair the Premises to substantially the condition in which the Premises were immediately prior to such damage or destruction.  Landlord’s obligation under the preceding sentence shall not exceed the lesser of the cost of the standard improvements installed by Landlord in the Premises, or the proceeds received by Landlord from any insurance policy maintained by Landlord.  Until such repair is complete, the Basic Monthly Rent shall be abated proportionately commencing on the date of such damage or destruction as to that portion of the Premises rendered untenantable, if any.  If (a) by reason of such occurrence the Premises are rendered wholly untenantable, (b) the Premises are damaged as a result of a risk not covered by insurance, (c) the Premises are damaged in whole or in part during the last twelve (12) months of the Term existing as of the date immediately prior to such damage or destruction, (d) the Premises or the Building (whether or not the Premises are damaged) is damaged to the extent of twenty-five percent (25%) or more of the then-replacement value of either or to the extent that it would take, in Landlord’s opinion, in excess of ninety (90) days to complete the requisite repairs, or (e) insurance proceeds adequate to repair the Property are not available to Landlord for any reason, Landlord may either elect to repair the damage or cancel this Lease by notice of cancellation within thirty (30) days after such event, and on such notice, Tenant shall vacate and surrender the Premises to Landlord.  If Landlord elects to repair any such damage, any abatement of Basic Monthly Rent shall end on notice given by Landlord to Tenant that the Premises have been repaired.  If the damage is caused by the negligence of Tenant or Tenant’s Occupants, Basic Monthly Rent shall not abate.  Except for abatement of Basic Monthly Rent, if any, Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration, nor may Tenant terminate this Lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises or the Building.  The proceeds of all insurance carried by Tenant on Tenant’s furnishings, trade fixtures, equipment and other personal property shall be held in trust by Tenant for the purpose of the repair and replacement of the same.  Landlord shall not be required to repair any damage to, or to make any restoration or replacement of, any furnishings, trade fixtures, equipment and other personal property installed in the Premises by Tenant.  Unless this Lease is terminated by Landlord pursuant to this Paragraph, Tenant shall be required to restore or replace such furnishings, trade fixtures, equipment and other personal property on damage or destruction in at least a condition equal to that existing prior to such event.

14.      Condemnation.  As used in this Paragraph, the term “Condemnation Proceedings”  means any actions or proceedings in which any interest in the Property is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or by purchase or other means in lieu of such exercise.  If the whole of the Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date of the taking.  The phrase “as of the date of the taking”  means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession.  If part, but not all, of the Premises is taken, either Landlord or Tenant may terminate this Lease.  Landlord may terminate this Lease if any portion of the Property (whether or not including the Premises) is taken that, in Landlord’s reasonable judgment, substantially interferes with Landlord’s ability to operate or use the Property for the purposes for which the Property was intended.  Any such termination must be accomplished through written notice given no later than thirty (30) days after, and shall be effective as of, the date of such taking.  In all other cases, or if neither Landlord nor Tenant exercises its right to terminate, this Lease shall remain in effect.  If a portion of the Premises is taken and this Lease is not terminated, the Basic Monthly Rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the Premises immediately prior to the taking. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord, provided that Tenant shall be entitled to any award for the loss of, or damage to, Tenant’s trade fixtures or loss of business and moving expenses, if a separate award is actually made to Tenant and if the same will not reduce Landlord’s award.

Tenant shall have no claim against Landlord for the occurrence of any Condemnation Proceedings, or for the termination of this Lease or a reduction in the Premises as a result of any Condemnation Proceedings.

15.      Landlord’s Financing.  This Lease shall be subordinate to any existing first mortgage, first deed of trust, ground lease, declaration of covenants, conditions, easements and restrictions (whether recorded on or after the date of this Lease) and all renewals, modifications, amendments, consolidations, replacements and extensions of any such instruments.  No documentation other than this Lease shall be required to evidence such subordination.  If the holder of any mortgage or deed of trust elects to have this Lease superior to the lien of its mortgage or deed of trust and gives written notice of such election to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust.  Tenant shall execute such documents as may be required by Landlord to confirm such subordination or priority, or a subordination to any future first mortgage or first deed of trust and all renewals, modifications, amendments, consolidations, replacements and extensions of any such instruments, within ten (10) days after request, provided that the lender concerned concurrently provides to Tenant a non-disturbance agreement.  Tenant shall from time to time if so requested by Landlord and if doing so will not materially and adversely affect Tenant’s economic interests under this Lease, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender that is considering making or that has made a loan secured by all or any portion of the Property.  Any sale, assignment or transfer of Landlord’s interest under this Lease or in the Premises, including any such disposition resulting from Landlord’s default under a debt obligation, shall be subject to this Lease and Tenant shall attorn to Landlord’s successors and assigns and shall recognize such successors or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.  Landlord shall exercise commercially reasonable, good faith efforts to obtain a non-disturbance agreement in favor of Tenant (which will likely contain a subordination and attornment agreement) from Landlord’s current mortgage lender.  Tenant shall be solely responsible for any costs, expenses or fees payable to such lender or such lender’s legal counsel in connection with such non-disturbance agreement.  Notwithstanding anything to the contrary contained in this Lease, Tenant’s agreement to subordinate this Lease to the lien of any mortgage or deed of trust is conditioned on the lender concerned entering into a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to Tenant and such lender.

16.      Default.

16.1.              Default by Tenant.  The occurrence of any of the following events shall constitute a default by Tenant under this Lease: (a) Tenant fails to pay any installment of Basic Monthly Rent, Tenant’s Share of Operating Expenses or any other sum due under this Lease within five (5) business days after written notice is given to Tenant that the same is past due; (b) Tenant fails to observe or perform any other term, covenant or condition to be observed or performed by Tenant under this Lease within ten (10) business days after written notice is given to Tenant of such failure; provided,  however, that if more than ten (10) business days is reasonably required to cure such failure, Tenant shall not be in default if Tenant commences such cure within such ten (10) day period and diligently prosecutes such cure to completion; (c) Tenant files a petition in bankruptcy, becomes insolvent, has taken against Tenant in any court, pursuant to state or federal statute, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or trustee, petitions for or enters into an arrangement for the benefit of creditors or suffers this Lease to become subject to a writ of execution; or (d) Tenant vacates or abandons the Premises.

16.2.              Remedies.  On any default by Tenant under this Lease, Landlord may at any time, without waiving or limiting any other right or remedy available to Landlord, (a) perform in Tenant’s stead any obligation that Tenant has failed to perform, and Landlord shall be reimbursed promptly for any cost incurred by Landlord with interest from the date of such expenditure until paid in full at the greater of (i) the prime rate then charged by Zions First National Bank, Salt Lake City (or any other bank designated by Landlord), plus four percent (4%), or (ii) eighteen percent (18%) per annum (the “ Interest Rate”), (b) terminate Tenant’s rights under this Lease by written notice, (c) reenter and take possession of the Premises by any lawful means (with or without terminating this Lease), or (d) pursue any other remedy allowed by law.  Tenant shall pay to Landlord the cost of recovering possession of the Premises, all costs of reletting, including reasonable renovation, remodeling and alteration of the Premises, the amount of any commissions paid by Landlord in connection with such reletting, and all other costs and damages arising out of Tenant’s default, including attorneys’  fees and costs, and if any payment of Basic Monthly Rent remains unpaid for more than thirty (30) days after written notice has been given by Landlord to Tenant of such failure, Tenant shall repay to Landlord all free rent and any other similar concession given to Tenant.  Notwithstanding any termination or reentry, the liability of Tenant for the rent payable under this Lease shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord on demand for any deficiency, whether arising from (v) reletting the Premises at a lesser rent than applies under this Lease, (w) reletting the Premises for a term shorter than the remaining Term, (x) reletting less than all of the Premises, (y) any default in the payment of rent by any person to whom Landlord relets the Premises, or (z) any other cause whatsoever.  No reentry to or taking possession of the Premises or other action by Landlord or Landlord’s employees on or following the occurrence of any default by Tenant shall be construed as an election by Landlord to terminate this Lease or as an acceptance of any surrender of the Premises, unless Landlord provides Tenant written notice of such termination or acceptance.

16.3.              Past Due Amounts.  If Tenant fails to pay when due any amount required to be paid by Tenant under this Lease, such unpaid amount shall bear interest at the Interest Rate from the due date of such amount to the date of payment in full, with interest.  In addition, Landlord may also charge a sum of five percent (5%) of such unpaid amount as a service fee.  This late payment charge is intended to compensate Landlord for Landlord’s additional administrative costs resulting from Tenant’s failure to perform in a timely manner Tenant’s obligations under this Lease, and has been agreed on by Landlord and Tenant after negotiation as a reasonable estimate of the additional administrative costs that will be incurred by Landlord as a result of such failure.  The actual cost in each instance is extremely difficult, if not impossible, to determine.  This late payment charge shall constitute liquidated damages and shall be paid to Landlord together with such unpaid amount.  The payment of this late payment charge shall not constitute a waiver by Landlord of any default by Tenant under this Lease.  All amounts due under this Lease are and shall be deemed to be rent or additional rent, and shall be paid without abatement, deduction, offset, prior notice or demand (unless expressly provided by the terms of this Lease).  Landlord shall have the same remedies for a default in the payment of any amount due under this Lease as Landlord has for a default in the payment of Basic Monthly Rent.

16.4.              Default by Landlord.  Landlord shall not be in default under this Lease unless Landlord fails to perform an obligation required of Landlord under this Lease within thirty (30) days after written notice by Tenant to Landlord and the holder of any mortgage or deed of trust covering the Property whose name and address have been furnished to Tenant in writing, specifying the respects in which Landlord has failed to perform such obligation, and such holder fails to perform such obligation within a second thirty (30) day period commencing on the expiration of such first thirty (30) day period.  If the nature of such obligation is such that more than thirty (30) days are reasonably required for performance or cure, Landlord shall not be in default if Landlord or such holder commences performance within their respective thirty (30) day periods and after such commencement diligently prosecutes the same to completion.  In no event may Tenant terminate this Lease or withhold the payment of rent or other charges provided for in this Lease as a result of Landlord’s default.

17.      Expiration or Termination.

17.1.              Surrender of Premises.  Prior to the expiration of the Term or sooner termination of this Lease, Tenant shall, at Tenant’s sole cost, (a) promptly and peaceably surrender the Premises to Landlord “ broom clean,”  in good order and condition, (b) repair any damage to the Property caused by or in connection with the removal of any property from the Premises by or at the direction of Tenant, (c) repair, patch and paint in a good and workmanlike manner all holes and other marks in the floors, walls and ceilings of the Premises to Landlord’s reasonable satisfaction, and (d) deliver all keys and access cards to the Premises to Landlord.  Before surrendering the Premises, Tenant shall, at Tenant’s sole cost, remove Tenant’s movable personal property and trade fixtures (including signage) only, and all other property shall, unless otherwise directed by Landlord, remain in the Premises as the property of Landlord without compensation; however, Tenant shall not remove any personal property or trade fixtures from the Premises without Landlord’s prior written consent if such removal will impair the structure of the Building or Tenant is in default under this Lease.  Landlord may require Tenant to remove any personal property, trade fixtures, other property, alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant, including, without limitation, any computer lines, wiring, cabling and facilities and other similar improvements, and to restore the Premises to their condition as of the Commencement Date.  All personal property, trade fixtures and other property of Tenant not removed from the Premises on the abandonment of the Premises or on the expiration of the Term or sooner termination of this Lease for any cause shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to, and without any obligation to account to, Tenant or any other person.  Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from such disposition.  No surrender of the Premises shall be effected by Landlord’s acceptance of the keys or of the rent or by any other means without Landlord’s written acknowledgement of such acceptance as a surrender.  Tenant shall not be released from Tenant’s obligations under this Lease in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release.

17.2.              Holding Over.  Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys’  fees, resulting from delay by Tenant in surrendering the Premises in accordance with the provisions of this Lease.  Tenant must obtain the prior written consent of Landlord in order to remain in possession of the Premises after the expiration of the Term or sooner termination of this Lease.  If Tenant remains in possession of the Premises after the expiration of the Term or sooner termination of this Lease without obtaining the prior written consent of Landlord, such occupancy shall constitute an unlawful detainer of the Premises, for which period of occupancy Tenant shall pay to Landlord a rental (and not as a penalty) in the amount of one hundred fifty percent (150%) of the last monthly rental paid by Tenant to Landlord, plus all other charges payable under this Lease.  If Tenant remains in possession of the Premises after the expiration of the Term or sooner termination of this Lease with the prior written consent of Landlord, such occupancy shall be a tenancy from month-to-month at a rental (and not as a penalty) in the amount of one hundred twenty-five percent (125%) of the last monthly rental, plus all other charges payable under this Lease, and on all of the terms of this Lease applicable to a month-to-month tenancy.

17.3.              Survival.  The provisions of this Paragraph 17 shall survive the expiration of the Term or sooner termination of this Lease.

18.      Estoppel Certificate; Financial Statements.

18.1.              Estoppel Certificate.  Tenant shall, within ten (10) business days after receipt of Landlord’s written request, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord shall request setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and Expiration Date; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that no defenses or offsets exist against the enforcement of this Lease by Landlord or, in the alternative, those claimed by Tenant to exist; (f) the amount of advance rent, if any (or none if such is the case), paid by Tenant; (g) the date to which rent has been paid; (h) the amount of the Security Deposit; and (i) such other information as Landlord may request.  Landlord’s mortgage lenders and purchasers shall be entitled to rely on any estoppel certificate executed by Tenant.

18.2.              Financial Statements.  Tenant shall, within ten (10) days after Landlord’s request, furnish to Landlord current financial statements for Tenant, prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant to be true and correct.  If such financial statements are available online, Tenant shall have complied with the requirements of this Paragraph 18.2 if Tenant provides to Landlord in writing in a timely manner the website where such financial statements may readily be obtained by Landlord. Tenant’s financial statements are currently available at www.ehealth.com.

19.      Parking; Signage.

19.1.              Parking.  Tenant shall have the non-exclusive right to use a number of parking stalls located on the Property equal to Tenant’s Parking Stall Allocation only, and shall not use a number of parking stalls greater than Tenant’s Parking Stall Allocation; provided,  however, that Tenant may use a greater number of parking stalls (not to exceed fifty percent (50%) of Tenant’s Parking Stall Allocation) during employee work shift transition periods during the Medicare annual enrollment period (the “Enrollment Period”)  (which currently occurs in the fourth quarter of each calendar year), but which shall not be for longer than four (4) months in any calendar year without first obtaining Landlord’s prior written consent; provided further,  however, that if reasonably required to preserve adequate parking for Building tenants, Landlord may direct that such additional parking be in the overflow parking area for the Building located in what is currently known as the Maverick Center parking lot.  Automobiles of Tenant and Tenant’s Occupants shall be parked only within parking areas not otherwise reserved by Landlord or specifically designated for use by any other tenant or occupants associated with any other tenant.  Landlord may from time to time designate parking spaces for Tenant and make such other rules and regulations as Landlord reasonably determines to be necessary or appropriate.  Landlord and Landlord’s employees may, without any liability to Tenant or Tenant’s Occupants, cause to be removed any automobile of Tenant or Tenant’s Occupants that may be parked wrongfully in a prohibited or reserved parking area, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys’  fees, arising in connection with such removal.

19.2.              Signage.  Tenant shall be entitled to Building standard signage on the Building interior directory and the entrance to the Premises without charge, other than as contemplated by Paragraph 5 with respect to Operating Expenses, and on the Building exterior multi-tenant monument sign, at Landlord’s expense, as well as the Building crown signage described in Paragraph 7 of the Rider.  Tenant shall not place or suffer to be placed on any exterior door, wall or window of the Premises, on any part of the inside of the Premises that is visible from outside of the Premises or elsewhere on the Property, any sign, decoration, lettering, attachment, advertising matter or other thing of any kind, without first obtaining Landlord’s written approval.  Unless expressly permitted by this Lease, neither Tenant nor Tenant’s Occupants shall erect, install, hold or place by any method any signage of any type outside of the Premises and on or around the Property, including, without limitation, any banner or placard sign held by individuals on any public property adjacent to or near the Property.  Landlord may, at Tenant’s cost, and without notice or liability to Tenant, remove any item erected in violation of this Paragraph, and may enter the Premises to do so where necessary.  Landlord may establish rules and regulations governing the size, type and design of all such items and Tenant shall abide by such rules and regulations.  All approved signs or letterings on doors shall be printed, painted and affixed at the sole cost of Tenant by a person approved by Landlord, and shall comply with the requirements of the governmental authorities having jurisdiction over the Property.  At Tenant’s sole cost, Tenant shall maintain all permitted signs and shall, on the expiration of the Term or sooner termination of this Lease, remove all such permitted signs and repair any damage caused by such removal.

20.      [Intentionally omitted.]

21.      Rules.  Tenant and Tenant’s Occupants shall faithfully observe and comply with all of the rules set forth on the attached Exhibit A, and Landlord may from time to time amend, modify or make additions to or deletions from such rules.  Such amendments, modifications, additions and deletions shall be effective on notice to Tenant.  On any breach of any of such rules, Landlord may exercise any or all of the remedies provided in this Lease on a default by Tenant under this Lease and may, in addition, exercise any remedies available at law or in equity including the right to enjoin any breach of such rules.  Landlord shall not be responsible to Tenant for the failure of any other tenant or person to observe any such rules.

22.      General Provisions.

22.1.              No Partnership.  Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of Tenant’s business or otherwise.

22.2.              Force Majeure.  If either Landlord or Tenant is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of acts of God, weather, strikes, lockouts, other labor troubles, inability to procure labor or materials, fire, accident, failure of power, restrictive governmental laws, ordinances, regulations or requirements of general applicability, riots, civil commotion, insurrection, terrorism, war or other reason not the fault of the party delayed, hindered or prevented and beyond the control of such party (financial inability excepted), performance of the action in question shall be excused for the period of delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay.  The provisions of this Paragraph shall not, however, operate to excuse Tenant from the prompt payment of rent or any other amounts required to be paid under this Lease.

22.3. Notices.  Any notice or demand to be given by Landlord or Tenant to the other shall be given in writing by personal service, express mail, Federal Express, DHL or any other similar form of courier or delivery service, or mailing in the United States mail, postage prepaid, certified, return receipt requested and addressed to such party as follows:

If to Landlord:

Lake Pointe Three, LC
10701 South River Front Parkway, Suite 135
South Jordan, Utah 84095

with a required copy to:

Victor A. Taylor, Esq.
Parr Brown Gee & Loveless
185 South State Street, Suite 800
Salt Lake City, Utah 84111

If to Tenant:

eHealthInsurance Services, Inc.
440 East Middlefield Road
Mountain View, California 94043
Attention: General Counsel

Either Landlord or Tenant may change the address at which such party desires to receive notice on written notice of such change to the other party.  Any such notice shall be deemed to have been given, and shall be effective, on delivery to the notice address then applicable for the party to which the notice is directed; provided,  however, that refusal to accept delivery of a notice or the inability to deliver a notice because of an address change that was not properly communicated shall not defeat or delay the giving of a notice.

22.4.              Severability.  If any provision of this Lease or the application of any provision of this Lease to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which such provision is held invalid shall not be affected by such invalidity.  Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

22.5.              Brokerage Commissions.  Except as agreed in writing by Landlord, Landlord represents and warrants that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Lease based on any agreement made by Landlord.  Landlord shall indemnify, defend and hold harmless Tenant from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Lease based on an actual or alleged agreement made by Landlord.  Tenant represents and warrants that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Lease based on any agreement made by Tenant.  Tenant shall indemnify, defend and hold harmless Landlord from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Lease based on an actual or alleged agreement made by Tenant.

22.6.              Use of Pronouns.  The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, partnership, association, limited liability company, corporation or a group of two or more individuals, partnerships, associations, limited liability companies or corporations.  The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where more than one Landlord or Tenant exists and to individuals, partnerships, associations, limited liability companies, corporations, males or females, shall in all instances be assumed as though in each case fully expressed.

22.7.              Successors.  Except as otherwise provided in this Lease, all provisions contained in this Lease shall be binding on and shall inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.  On any sale or assignment (except for purposes of security or collateral) by Landlord of the Premises or this Lease, Landlord shall, on and after such sale or assignment, be relieved entirely of all of Landlord’s obligations under this Lease and such obligations shall, as of the time of such sale or assignment, automatically pass to Landlord’s successor in interest.

22.8.              Recourse by Tenant.  Anything in this Lease to the contrary notwithstanding, Tenant shall look solely to the equity of Landlord in the Premises, subject to the prior rights of the holder of any mortgage or deed of trust, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord on any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other asset of Landlord or any other person shall be subject to levy, execution or other procedure for the satisfaction of Tenant’s remedies.

22.9.              Quiet Enjoyment.  On Tenant paying the rent payable under this Lease and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet enjoyment of the Premises for the Term without interference from Landlord, or anyone claiming by, through or under Landlord, subject to all of the provisions of this Lease.

22.10.Waiver.  No failure by any party to insist on the strict performance of any covenant, duty or condition of this Lease or to exercise any right or remedy consequent on a breach of this Lease shall constitute a waiver of any such breach or of such or any other covenant, duty or condition.  Any party may, by notice delivered in the manner provided in this Lease, but shall be under no obligation to, waive any of its rights or any conditions to its obligations under this Lease, or any covenant or duty of any other party.  No waiver shall affect or alter the remainder of this Lease but each other covenant, duty and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequently occurring breach.

22.11.Rights and Remedies.  The rights and remedies of Landlord and Tenant shall not be mutually exclusive and the exercise of one or more of the provisions of this Lease shall not preclude the exercise of any other provisions.  The parties confirm that damages at law may be an inadequate remedy for a breach or threatened breach by any party of any of the provisions of this Lease.  The parties’  respective rights and obligations under this Lease shall be enforceable by specific performance, injunction or any other equitable remedy.

22.12.            Authorization.  Each individual executing this Lease does represent and warrant to each other so signing (and each other entity for which another person may be signing) that such individual has been duly authorized to deliver this Lease in the capacity and for the entity set forth where such individual signs.

22.13.            Attorneys’ Fees.  If any action is brought to recover any rent or other amount under this Lease because of any default under this Lease, to enforce or interpret any of the provisions of this Lease, or for recovery of possession of the Premises, the party prevailing in such action shall be entitled to recover from the other party reasonable attorneys’  fees (including those incurred in connection with any appeal), the amount of which shall be fixed by the court and made a part of any judgment rendered.  Tenant shall be responsible for all expenses, including, without limitation, attorneys’  fees, incurred by Landlord in any case or proceeding involving Tenant or any assignee or subtenant of Tenant under or related to any bankruptcy or insolvency law.  The foregoing provisions of this Paragraph 22.13 shall survive the expiration of the Term or sooner termination of this Lease.

22.14.            Merger.  The surrender of this Lease by Tenant, the cancellation of this Lease by agreement of Landlord and Tenant or the termination of this Lease on account of Tenant’s default shall not work a merger, and shall, at Landlord’s option, either terminate any subleases of part or all of the Premises or operate as an assignment to Landlord of any of those subleases.  Landlord’s option under this Paragraph 22.14 may be exercised by notice to Tenant and all known subtenants in the Premises.

22.15.            Entire Agreement.  This Lease (including Exhibits A through E (with the Appendixes to Exhibit C) and the Rider attached to this Lease) exclusively encompasses the entire agreement of the parties, and supersedes all previous negotiations, understandings and agreements between the parties, whether oral or written, including, without limitation, any oral discussions, letters of intent and email correspondence.  The parties hereby acknowledge and represent, by their signatures below, that the parties have not relied on any representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance, except those expressly set forth in this Lease, made by or on behalf of any other party or any other person whatsoever, prior to the execution of this Lease.  The parties hereby waive all rights and remedies, at law or in equity, arising or which may arise as the result of a party’s reliance on such representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance.

22.16.            Miscellaneous.  The captions to the Paragraphs of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease.  Exhibits referred to in this Lease and any addendums, riders and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though a part of this Lease.  Tenant shall not record this Lease or a memorandum or notice of this Lease.  No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by both parties. Unless otherwise set forth in this Lease, all references to Paragraphs are to Paragraphs in this Lease. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition.  This Lease shall be governed by and construed and interpreted in accordance with the laws of the state of Utah.  Venue on any action arising out of this Lease shall be proper only in the District Court of Salt Lake County, state of Utah.  LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE PREMISES.  Time is of the essence of each provision of this Lease.  The submission of this Lease to Tenant is not an offer to lease the Premises or an agreement by Landlord to reserve the Premises for Tenant. Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord, and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.

LANDLORD AND TENANT have executed this Lease on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

LAKE POINTE THREE, LC,
by its Managing Member:

JFRG HOLDINGS, LC,
a Utah limited liability company

By	/s/ Jeffrey C. Flamm

Jeffrey C. Flamm
Managing Member

Date	May 9, 2012

TENANT:

EHEALTHINSURANCE SERVICES, INC.

By	/s/ Stuart M. Huizinga

Print or Type Name of Signatory:

Stuart M. Huizinga

Its	Chief Financial Officer

Date	May 8, 2012

Signatures-1

EXHIBIT A

to

OFFICE LEASE

RULES

The rules set forth in this Exhibit are a part of the foregoing Office Lease (the “Lease”).  Whenever the term “ Tenant”  is used in these rules, such term shall be deemed to include Tenant and Tenant’s Occupants.  The following rules may from time to time be modified by Landlord in the manner set forth in the Lease.  The terms capitalized in this Exhibit shall have the same meaning as set forth in the Lease.

1.        Obstruction.  Any sidewalks, entries, exits, passages, corridors, halls, lobbies, stairways, elevators or other common facilities of the Building shall not be obstructed by Tenant or used for any purpose other than ingress or egress to and from the Premises.  Tenant shall not place any item in any of such locations, whether or not such item constitutes an obstruction, without the prior written consent of Landlord.  Landlord may remove any obstruction or any such item without notice to Tenant and at the sole cost of Tenant.  Any sidewalks, entries, exits, passages, corridors, halls, lobbies, stairways, elevators or other common facilities of the Building are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to them by all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation or interests of the Property or Landlord’s tenants.  Tenant shall not go on the roof of the Building.

2.        Deliveries.  All deliveries and pickups of supplies, materials, garbage and refuse to or from the Premises shall be made only through such access as may be designated by Landlord for deliveries and only during the ordinary business hours of the Building.  Tenant shall not obstruct or permit the obstruction of such access.  Tenant shall be liable for the acts and omissions of any persons making such deliveries or pickups.

3.        Moving.  Furniture and equipment shall be moved in and out of the Building only through such access as may be designated by Landlord for deliveries and then only during such hours and in such manner as may be prescribed by Landlord.  If Tenant’s movers damage any part of the Improvements, Tenant shall pay to Landlord on demand the amount required to repair such damage.

4.        Heavy Articles.  No safe or article, the weight of which may, in the reasonable opinion of Landlord, constitute a hazard of damage to the Building, shall be moved into the Premises.  Other safes and heavy articles shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Landlord, and Landlord may designate the location of such safes and articles.

5.        Building Security.  On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. that evening and 8:00 a.m. the following day, access to the Building, the halls, corridors, elevators or stairways in the Building or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge or has a pass and is properly identified.  Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In the event of an invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors of the Building or any other reasonable method, for the safety of the tenants and

Exhibit A-1

protection of the Building and property in the Building.  Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building.  Tenant shall be entitled to receive a number of key cards for after-hours access to the Building equal to Tenant’s Parking Stall Allocation.  Replacement cards for any key cards that are lost or stolen may be issued by Landlord for a handling fee to be reasonably determined by Landlord, but such fee will not be less than $10 per replacement card.

6.        Pass Key.  The janitor of the Building may at all times keep a pass key to the Premises, and such janitor and other employees and contractors of Landlord shall at all times be allowed admittance to the Premises.

7.        Locks, Access Cards and Keys.  No additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless written consent of Landlord shall first have been obtained.  A reasonable number of access cards and keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any additional access cards or keys made.  At the termination of this tenancy, Tenant shall promptly return to Landlord all access cards and keys to offices and toilet rooms and provide Landlord with all combinations and keys for any locks, safes, cabinets and vaults remaining in the Premises.  Tenant shall keep the doors of the Premises closed and securely locked when Tenant is not at the Premises.

8.        Use of Water Fixtures.  Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended.  No foreign substances of any kind shall be placed in them, and any damage resulting to the same from use on the part of Tenant shall be paid for by Tenant.  No persons shall waste water by tying back or wedging the faucets or in any other manner.  On leaving the Premises, Tenant shall shut off all water faucets and major electrical apparatus located within the Premises.

9.        No Animals; Excessive Noise.  No animals shall be allowed in the Building, other than guide dogs for hearing or vision-impaired persons.  No persons shall disturb the occupants of the Building or adjoining buildings or space by the use of any electronic equipment or musical instrument or by the making of loud or improper noises.

10.      Bicycles.  Bicycles and other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking.

11.      Trash.  Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors or ventilating ducts or shafts, of the Building.  All trash and refuse shall be placed in receptacles provided by Landlord for the Building or by Tenant for the Premises.

12.      Exterior Windows, Walls and Doors.  No window shades, blinds, curtains, shutters, screens or draperies shall be attached or detached by Tenant and no awnings shall be placed over the windows without Landlord’s prior written consent.

13.      Hazardous Operations and Items.  Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord’s prior written consent.  Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.  Explosives or other articles deemed extra hazardous shall not be brought into the Building.

Exhibit A-2

14.      Hours for Repairs, Maintenance and Alteration.  Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Building unless Landlord shall have first consented in writing to such work being done at other times.  If Tenant desires to have such work done by Landlord’s employees on Saturdays, Sundays, holidays or weekdays outside of ordinary business hours, Tenant shall pay the extra cost for such labor.

15.      No Defacing of Premises.  Except as permitted by Landlord by prior written consent, Tenant shall not paint, mark on, place signs on, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury directly or indirectly caused by Tenant shall be paid for by Tenant.  Pictures or diplomas shall be hung on tacks or small nails; Tenant shall not use adhesive hooks for such purposes.

16.      Chair Pads.  Tenant shall, at Tenant’s sole cost, install and maintain under all caster chairs a chair pad to protect the carpeting.

17.      Solicitation; Food and Beverages.  Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food or services or merchandise in the Premises, install or permit the installation or use of any machine or equipment for dispensing food or beverage in the Building, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises, without the prior written approval of Landlord and only in compliance with arrangements prescribed by Landlord.  Only persons approved by Landlord shall be permitted to serve, distribute or deliver food and beverage within the Building or to use the public areas of the Building for that purpose.  No cooking shall be done or permitted by Tenant on the Premises.  Tenant may use a microwave oven and coffee pot in connection with its use of the Premises.

18.      Directory.  Any bulletin board, directory or monument sign for Building tenants shall be provided exclusively for the display of the name and location of Building tenants only and Landlord reserves the right to exclude any other names.  Landlord reserves the right to review and approve all signage and directory listings.  Tenant shall pay Landlord’s reasonable charges for changing any directory listing at Tenant’s request.

19.      Building Name.  Landlord may, without notice or liability to Tenant, name the Building and change the name, number or designation by which the Building is commonly known.  Tenant shall not use the name of the Building for any purpose other than the address of the Building.

20.      Expulsion.  Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

21.      Public Areas.  Landlord may control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally.

22.      Building Hours.  Systematic and continuous occupancy or operation in all or any portion of the Premises before or after the hours set forth in Paragraph 8.1 of the Lease is not permitted, except during the Enrollment Period.  This includes, but is not limited to, any twenty-four (24) hour, seven (7) day a week operation or use of the Premises.  Prior to any twenty-four (24) hour operation in the Premises (including during any Enrollment Period), Tenant shall (a) give Landlord at least thirty (30) days’  prior

Exhibit A-3

written notice of such operation, and (b) agree with Landlord on the payment of all reasonable, additional costs arising from such operation, which shall be in addition to the additional costs described in Paragraph 8.1 of the Lease.

Exhibit A-4

EXHIBIT B

to

OFFICE LEASE

DESCRIPTION OF PREMISES

The Premises referred to in the foregoing instrument are shown on the attached diagram(s).

Exhibit B-1

EXHIBIT C

to

OFFICE LEASE

PREPARATION OF PREMISES FOR OCCUPANCY

THIS EXHIBIT is attached to, and is a part of, the foregoing Office Lease (the “ Lease”), entered into between LAKE POINTE THREE, LC, a Utah limited liability company, as landlord, and EHEALTHINSURANCE SERVICES, INC., a Delaware corporation, as tenant.  All words capitalized in this Exhibit shall have the same meaning given in the Lease.  If any conflict exists between the provisions of this Exhibit and the provisions of the Lease, the provisions of this Exhibit shall control.

1.        Initial Improvements.

(a)                  The final space plans (the “ Space Plans”) mutually approved by Landlord and Tenant are attached as Appendix 1.

(b)                  Landlord shall cause the Base Building Improvements (the “ Base Building Improvements”) described on Appendix 2 to be completed in accordance with the plans and specifications (the “ Building Plans”) prepared by Landlord and the Building Standards and Specifications (the “ Building Standards”) attached as Appendix 3.  The Base Building Improvements shall be made, and the Building Plans shall be prepared, at Landlord’s sole cost and expense.

(c)                  Landlord shall also cause the Tenant Improvements (the “ Tenant Improvements”) described on Appendix 2 to be completed in accordance with the Space Plans, the plans and specifications (the “ Tenant Improvement Plans”) approved by Landlord and Tenant and the Building Standards.  The Tenant Improvements shall be made, and the Tenant Improvement Plans shall be prepared, at Landlord’s cost and expense, except to the extent that, at Tenant’s direction, the Tenant Improvements vary from the Space Plans or the Building Standards.  To the extent that, at Tenant’s direction, the Tenant Improvements vary from the Space Plans or the Building Standards, such variance shall be made at Tenant’s sole cost and expense.

(The Base Building Improvements and the Tenant Improvements are referred to in this Exhibit collectively as the “ Initial Improvements.”)

(d)                  Landlord shall cause the Tenant Improvement Plans to be prepared by a registered professional architect and mechanical and electrical engineer(s).  Landlord shall furnish the initial draft of the Tenant Improvement Plans to Tenant for Tenant’s review and approval.  Tenant shall within two (2) weeks after receipt either provide comments to such Tenant Improvement Plans or approve the same. Tenant shall be deemed to have approved such Tenant Improvement Plans if Tenant does not timely provide comments on such Tenant Improvement Plans.  If Tenant provides Landlord with comments to the initial draft of the Tenant Improvement Plans, Landlord shall provide revised Tenant Improvement Plans to Tenant incorporating Tenant’s comments within one week after receipt of Tenant’s comments.  Tenant shall within one week after receipt then either provide comments to such revised Tenant Improvement Plans or approve such Tenant Improvement Plans.  Tenant shall be deemed to have approved such revised Tenant Improvement Plans if Tenant does not timely provide comments on such Tenant Improvement Plans.  The

Exhibit C-1

process described above shall be repeated, if necessary, until the Tenant Improvement Plans have been finally approved by Tenant.

(e)                  Interior Construction Specialists or one of its affiliates shall perform the construction of the Initial Improvements, with Taylor Electric as the electrical engineer and contractor doing all of the electrical design and construction in the Building, and CCI Mechanical as the mechanical and plumbing engineer and contractor doing all of the HVAC and plumbing design and construction in the Building.

(f)                  Landlord shall use commercially reasonable efforts to cause the Initial Improvements to be substantially completed, except for minor “ punch list”  items, on or before the date set forth in Paragraph 1.4 of the Lease, subject to Tenant Delay (as defined in Paragraph 3 of this Exhibit) and force majeure (as described in Paragraph 22.2 of the Lease).

(g)                  Landlord or an employee of Landlord shall provide project management services in connection with the construction of the Initial Improvements and the Change Orders (defined below).  Such project management services shall be performed, without cost to Tenant, except for Change Orders, which shall be performed for a fee of five percent (5%) of all costs related to the construction of the Change Orders.

2.        Change Orders.  If, prior to the Commencement Date, Tenant requires improvements or changes (individually or collectively, the “ Change Orders”) to the Premises in addition to, revision of, or substitution for, the Tenant Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders.  If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord’s advice or Tenant shall be deemed to have abandoned its request for such Change Orders.  Tenant shall pay for all preparations and revisions of plans and specifications for, and the construction of, all Change Orders.

3.        Commencement Date Delay.  The Commencement Date shall be delayed until the Initial Improvements have been substantially completed, except to the extent that the delay is caused by any one or more of the following (each, a “ Tenant Delay”):

(a)                  Tenant’s request for Change Orders, whether or not any such Change Orders are actually performed;

(b)                  the contractor’s performance of any Change Orders;

(c)                  Tenant’s request for materials, finishes or installations requiring unusually long lead times;

(d)                  Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

(e)                  Tenant’s delay in providing information critical to the normal progression of the project (Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from Landlord);

(f)                  Tenant’s delay in making payments to Landlord for costs of Change Orders; or

Exhibit C-2

(g)                  any other act or omission by Tenant or its agents or contractors or persons employed by any of such persons.

If the Commencement Date is delayed by reason of Tenant Delay, then Landlord shall cause Landlord’s architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, which shall be the Commencement Date for all purposes of the Lease.

4.        Access by Tenant Prior to Commencement Date.  Landlord shall permit Tenant and its agents to enter the Premises during the thirty (30) day period prior to the Commencement Date to prepare the Premises for Tenant’s use and occupancy, including the installation of furniture, phones, computers and computer network cabling.  Any such permission shall constitute a license only, conditioned on Tenant’s:

(a)                  working in harmony with Landlord and Landlord’s employees, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

(b)                  obtaining in advance Landlord’s approval of the contractors proposed to be used by Tenant and, if requested by Landlord, depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the contractor’s affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

(c)                  furnishing Landlord with such insurance as Landlord may require against liabilities that may arise out of such entry.

Landlord shall not be liable in any way for any injury, loss or damage that may occur to any of Tenant’s property or installations in the Premises prior to the Commencement Date.  Tenant shall indemnify, defend and hold harmless Landlord from all claims, liabilities, losses, damages, costs and expenses (including, without limitation, attorneys’  fees) arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building.  Any such activities shall be governed by Paragraph 9.2 and all other terms of the Lease.

5.        Parties’  Representatives.  Tenant shall designate an individual to act as Tenant’s representative with respect to all approvals, directions and authorizations pursuant to this Exhibit.  Landlord shall designate an individual to act as Landlord’s representative with respect to all approvals, directions and authorizations pursuant to this Exhibit.

Exhibit C-3

Appendix 1

Space Plans

(See attached)

Appendix 1-1

Appendix 2

Description of Base Building Improvements and Tenant Improvements

(See attached)

Appendix 2-1

Exhibit C –  Appendix 2
Lake Pointe Corporate Centre
Initial Improvements

Base Building Improvements

(to be provided at Landlord’s sole cost and expense)

STRUCTURE AND SHELL

All footings and foundations

All structural steel associated with the Base Building (columns, beams, etc.)

All exterior finishes including EFIS, stone, glass, precast panels, etc.

Exterior doors and glass systems

Roof system (non-ballasted, welded membrane), including roof drains

Finished concrete slabs on all floors

Two sets of stairs for emergency exiting

Two ADA accessible elevators and associated elevator room

LANDSCAPING AND SITE

Asphalt paving for driveways and parking lots

Striping and signage for parking lots and ADA stalls

Site utilities (including required fire hydrants)

Landscaping consistent with Lake Pointe standards

Exterior Building and pole lighting

HVAC, PLUMBING, ELECTRICAL AND FIRE ALARM SYSTEM

Water service and sanitary service to Building

Main fire sprinkler loop, with temporary sprinkler heads in any unfinished space

Main electrical service to electrical room and main panels

Any exterior emergency entrance/exit illumination lighting, as required by building code

Main fire alarm system panel and controls

Building standard HVAC system with roof mounted chiller and boiler, floor-by-floor air handlers, and high-pressure duct loop

Drinking fountains in main lobby

The plumbing associated with Base Building restrooms and janitors closets

FINISHES, MISCELLANEOUS

All finishes for main Building lobbies and corridors, elevators and elevator room, electrical and mechanical rooms, and janitor closets

One set of men’s and women’s restrooms per floor (3-4 stalls per gender per floor) including toilets, sinks, counter tops, toilet partitions, wall tile (as required) and sheetrock walls, sheetrock ceiling, floor tile and exhaust fans

Interior stud walls around Building core areas (stairs, electrical and mechanical rooms, elevators and elevator room, restrooms, telephone rooms and janitor closets)

Finishes on inside of interior walls as required for Building core areas (stairs, electrical and mechanical room, elevators and elevator room, restrooms, telephone rooms and janitor closets)

Appendix 2-2

Tenant Improvements

HVAC, ELECTRICAL AND FIRE ALARM SYSTEM

Building standard HVAC, including fan-powered VAV boxes, ductwork to VAV boxes, low-pressure ductwork, diffusers, thermostats and controls
Fire sprinkler drops and finish sprinkler heads
Building standard light fixtures
Illuminated exit lights in Tenant corridors and space
Building standard power outlets
Building standard voice and data boxes

FINISHES, MISCELLANEOUS

Building standard acoustical ceilings
Building standard sheetrock ceilings

Building standard paints, wall coverings, etc.
Building standard doors

Interior walls (framing, insulation, sheetrock, finishes, etc.)

Exterior “ pony”  walls (framing, insulation, sheetrock, finishes, etc.)
Tenant lobby and corridor finishes
Floor coverings (carpet, ceramic tile, VCT tile, etc.) including base

Tenant Property

(to be provided and paid for by Tenant)

Tenant signage/logo
Voice and data cabling

Tenant furniture, fixtures and equipment
All Tenant personal property

Appendix 2-3

Appendix 3

Building Standards and Specifications

(See attached)

Appendix 3-1

Exhibit C –  Appendix 3
Lake Pointe Corporate Centre
Building Standards and Specifications

Doors

•Buell Solid Core Premium Grade A - 5 Ply Cherry Wood Veneer

•Face: P/S Cherry

•Finish: Natural/ Clear

Hardware

•16ga Hollow Metal Door Frames w/Welded Corners

•Best 9K Lockset w/Satin Chrome Finish

•Best 1E Full Mortise Cylinder

•Hager Full Mortise Hinges BB 1279

•Dorma AF 8600 P

•Hager 236 Stop Stainless

Paint

•Sherwin Williams

•Walls: Moderate White / Pro Mar 200 Eggshell Latex

•Ceilings: Dover White / Pro Mar 400 Flat Latex

•Accents: Believable Buff / Pro Mar 200 Eggshell

•Accents: Putnam Ivory / Pro Mar 200 Eggshell (RP 1,2,3)

•Door Frames: Weathered Shingle Pro Mar 200 Semi Gloss Alkid

•Door Frames: Black Fox Pro Mar 200 Semi Gloss Alkid (RP 1,2,3)

•Use of other colors to be approved by Landlord

Carpet

•Minimum: 26 oz.

•Colors to be approved by Landlord

•Carpet base with bounded edge to match

VCT (Break Rooms)

•Approved Manufacturer: Armstrong

•Colors to be approved by Landlord

Ceilings

•Celotex BET 197 2x4

Exterior Window Coverings

•1-Inch Aluminum

•Customizer by Springs Bali (Color-122 Greige)

Window Sills

•Painted MDF

Mechanical Specifications

•Fan-powered VAV boxes with hot water coils

•Perimeter 4-foot slot diffusers (Anamastat or equal)

•Interior 4-way step-down supply grilles (Anamastat or equal)

Appendix 3-2

•Perforated return grilles

•Johnson Metasys Energy Management controls for HVAC and lighting; NAE Web based controls

Ducting

•Rectangular Low Pressure

•Concealed locations- 1 1/2”fiberglass duct board

•Exposed locations- Galvanized sheet metal

•Round Low Pressure- Single wall galvanized sheet metal with longitudinal or spiral wound seams

•Round Exhaust

•Rectangular Exhaust- Galvanized sheet metal

•Low Pressure Flexible- Polyethylene encapsulated steel wire helical duct with 1”fiberglass insulation (exterior) and polyethylene vapor barrier

•Rectangular Medium Pressure- Single wall-galvanized sheet metal with 1”acoustical liner

(Where drawings show)

•Round Medium Pressure- Single wall galvanized sheet metal with spiral wound seams

Piping

•Underground Domestic Water: ½”-2”- Type “L”drawn temper seamless copper tubing ASTM

B88 with 95% tin/5% antimony solder, ANSI B16 solder fittings

•Above Ground Domestic Water: ½”-2”- Type “L”drawn temper seamless copper tubing ASTM

B88 with 95% tin/5% antimony solder, ANSI B16 solder fittings; 2 ½”-4”- Type “L”drawn temper seamless copper tubing ASTM B88 with grooved copper fittings and copper plated couplings

•Underground Sanitary Sewer and Vent, Underground Roof Drain, Above-Ground Vent (Not in

plenum) Requires: standard weight; cast iron no-hub soil pipe and fittings, compression type neoprene; gaskets, stainless steel bands

•Above-Ground Sanitary Sewer, Above-Ground Roof and Overflow Drain, Above Ground Vent

(in plenum) Requires: standard weight; cast iron no-hub soil pipe and fittings, compression type neoprene; gaskets, stainless steel bands

•Natural Gas- Sch40 ASTM A53 type ERW grade B carbon steel pipe with 125 lb. MI screwed fittings, coated/wrapped, if underground

•HVAC Piping: ½”-2”- Type “L”drawn temper seamless copper tubing ASTM B88 with 95%

tin/5% antimony solder, ANSI B16 solder fittings; 2 ½”and larger- Sch40 ASTM A53 type ERW grade B pipe with grooved fittings and couplings or other approved fittings

Insulation

•Round Low Pressure Ductwork, Rectangular Medium Pressure

•Ductwork, Round Medium Pressure Ductwork requires: 1 ½”

•Fiberglass insulation wrap with foil vapor barrier

•HVAC Hot Water Piping, Domestic Hot Water, Roof and overflow

•Roof drain body, Horizontal roof drain piping in concealed location

Appendix 3-3

Plumbing

•Water Heater Rheem EGSP-10 10 Gal 277 Volt single phase or equal

•Sink: Lkelkay CR3322-4 20 Gauge Stainless Steel or equal

•Faucet: Kohler K7827-K or equal

•Garbage Disposal: Insinkerator Badger 5 1/2 HP or equal

Electrical Specifications

The following are a list of fixtures that will be considered with Landlord’s approval:

•T-1 Metalux 2 X 4, 18 cell parabolic 3 lamp electronic ballast 277 Volt

•T-2 Metalux 2 X 2, 9 cell parabolic 3 lamp electronic ballast 277 Volt

•T-5 Halo 65W incandescent dimmable recessed can light for use in conference rooms

•T-6 Portfolio 7-3/8”fluorescent recessed down light with two (2) 26 watt

•T-7 Portfolio 7-3/8”fluorescent recessed washer light with two (2) 26 watt

•EX Sure-Lites LED exit sign

•Emergency egress lights will be installed as required per code

•All lighting except for emergency egress and exit lighting will be controlled by the Building energy management system with Tenant override switching; any use of the electrical systems outside of the standard lease agreement occupancy times will have an after-hours charge

•Each 12 X 14 typical office is allotted 2 - 2 X 4 parabolic fixtures & 1- light switch

•Open areas are allotted for 1- 2 X 4 parabolic fixture per 72 sq. ft. w/ local switching by area

•Lighting load is not to exceed 2 watts per square foot

•Power & communication raceways and outlets as follows: Each 12 X 14 typical office is allotted

3-15Amp duplex outlets (6 to 8 per 20 amp circuit) and 1-voice/data J-box with 3/4”conduit stub to accessible ceiling

•Open area power will allow for either 1- 15 Amp duplex outlet (6 to 8 per 20 amp circuit) per 50

sq. ft. or a 3 circuit furniture feed for each group of 6 to eight cubicles or a 4 circuit feed for each group of 10 to 12 cubicles

•Open area voice/data J-boxes will allow for either 1- box and 3/4”stub per 150 sq. ft. or a box and

1-1/4”stub for feed for each group of 6 to eight cubicles or a box and two 1-1/4”stubs each group of 10 to 12 cubicles

•Fire alarm system installation of horn/strobes in conference rooms and located throughout the space as required to meet code

•The following items are excluded from the standard scope of the electrical installation and will require further discussion between Landlord and Tenant:

oAll voice/data cabling and equipment (refer to Lake Pointe Voice/Data Standards,

    Provisions and Tenant Responsibilities)

oAccess control system (card readers, magnetic locks, electronic door strikes

oSecurity, camera and alarm systems

oUPS systems, feeders, panels, branch wiring and outlets

oSurge Protection systems

•Limited standby generator power is available, but the cost and quantity available need to be defined and determined with Landlord

Appendix 3-4

EXHIBIT D
to
OFFICE LEASE

COMMENCEMENT DATE CERTIFICATE

THE UNDERSIGNED, Landlord and Tenant, respectively, under the Office Lease (the “Lease”), dated ____________, 20___, agree that the “ Commencement Date,”  as defined in Paragraph 1.4 of the Lease, is ____________, 20___, and that the “ Expiration Date,”  as defined in Paragraph 1.5 of the Lease, is ____________, 20___.  As used in the Lease, “Basic Monthly Rent” means the following amounts per calendar month for the periods indicated:

Annual Cost Per
Periods		Basic Monthly Rent		Rentable Square Foot
	through	$	per month	$
, inclusive
	through	$	per month	$
, inclusive
	through	$	per month	$
, inclusive
	through	$	per month	$
, inclusive
	through	$	per month	$
, inclusive

Exhibit D-1

LANDLORD AND TENANT have executed this Commencement Date Certificate on the respective dates set forth below, to be effective as of _______________.

LANDLORD:

LAKE POINTE THREE, LC,
by its Managing Member:

JFRG HOLDINGS, LC,
a  Utah limited liability company

By
Jeffrey C. Flamm
Managing Member
Date

TENANT:

EHEALTHINSURANCE SERVICES, INC.

By
Print or Type Name of Signatory:

Its

Date

Exhibit D-2

EXHIBIT E
to
OFFICE LEASE

SUBLEASE CONSENT AGREEMENT

(See attached)

Exhibit E-1

SUBLEASE CONSENT AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of the             day of                   , 20       ,  among the following:

(i)                  ___________ (“Landlord”),  whose address is                                      , with a required copy for notice purposes to Victor A. Taylor, Esq., Parr Brown Gee & Loveless, 185 South State Street, Suite 800,  Salt Lake City,  Utah 84111;

(ii)                ___________ (“Tenant”), whose address is                                             ; and

(iii)              ___________ (“Subtenant”), whose address is                                            .

(Landlord, Tenant and Subtenant are referred to in this Agreement collectively as the “Parties,” and individually as a “Party.”)

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.        Definitions.  As used in this Agreement, each of the following terms shall have the indicated meaning:

(a)                  “Lease” means the [___________], dated ___________________, [as amended by ___________________,] entered into between Landlord or its predecessor in interest, as landlord, and Tenant or its predecessor in interest, as tenant, a copy of which is attached as Exhibit A;

(b)                  “Premises” means the premises covered by the Lease;

(c)                  “Sublease” means the [Sublease], dated                       , entered into between Tenant,  as sublandlord, and Subtenant, as subtenant, covering the Subleased Premises, a copy of which is attached as Exhibit B; and

(d)                  “Subleased Premises” means [Suite ____ on the ______ floor of the office building] [__________] located at ____________, consisting of approximately _______ square feet and shown on the attached Exhibit C.

2.        Consent to Sublease.  Landlord consents to the subleasing by Tenant to Subtenant of the Subleased Premises; provided, however, that:

(a)                  such consent does not (i) relieve, release or discharge Tenant of any obligation to be paid or performed by Tenant under the Lease, including, without limitation, the payment of rent and other amounts when due under the Lease, whether occurring before or after such consent or the date of the Sublease, and Tenant will not be released from any liability under the Lease because of Landlord’s failure to give notice of default under or with respect to any of the provisions of the Lease, but rather Tenant and, with respect to the Subleased Premises (except as expressly set forth in the Sublease with respect to the amount of rent or security deposit payable), Subtenant shall be jointly and severally primarily liable for such payment and performance, (ii) constitute consent by Landlord to, approval or ratification by Landlord of, or agreement by Landlord with, any particular provision of the Sublease or a representation or warranty by Landlord with respect to the Sublease, and Landlord shall not in any respect or for any purpose be bound or estopped by the Sublease, or (iii) constitute a consent to any change, alteration, addition, improvement or repair to the Subleased Premises, including the installation of signage, which must be separately obtained from Landlord by Tenant in accordance with Paragraphs 9.2 or 19.2 (as the case may be) of the Lease;

(b)                  Subtenant may not further sublease the Subleased Premises, allow the Subleased Premises to be used by others or assign, transfer, mortgage, encumber, pledge or hypothecate the Sublease or Subtenant’s interest in the Sublease, in whole or in part, without the prior written consent of Landlord in each instance, which consent may be withheld in accordance with the provisions of the Lease relating to assignment and subleasing of the Lease; this consent is not, and shall not be deemed or construed as, a consent to any future or other sublease, assignment or transfer, or a consent to a sublease term beyond the term of the Lease, or a renewal or extension of the Sublease;

(c)                  such consent shall not be deemed or construed to be an assignment or partial assignment of the Lease, or, except to the extent expressly provided by this Agreement, if at all, to create any privity of contract between Landlord and Subtenant with respect to the Lease;

(d)                  such consent shall not be deemed or construed to modify, amend, waive or affect any term, condition or other provision of the Lease, waive any breach of the Lease or any of the rights or remedies of Landlord, enlarge or increase Landlord’s obligations or Tenant’s rights under the Lease, grant to Subtenant rights that are greater than those granted to Tenant under the Lease, or waive or affect Tenant’s obligations under the Lease, which shall continue to apply to the Premises and the occupants of the Premises as if the Sublease had not been made, with the Sublease remaining in all respects subject and subordinate to the Lease, as the same may be amended; if any conflict exists between the Lease or this Agreement and the Sublease (except, as to Subtenant, as expressly set forth in the Sublease with respect to the amount of rent or security deposit payable), then the Lease or this Agreement, as applicable, shall control and prevail;

(e)                  notwithstanding any provision of the Sublease to the contrary, Subtenant shall have no right to enforce any of Tenant’s rights under the Lease directly against Landlord, all of such rights being personal to Tenant;

(f)                  Tenant and Subtenant shall not amend the Sublease in any respect without the prior written approval of Landlord, and in no event shall any such amendment, whether or not approved by Landlord, affect or modify or be deemed to affect or modify the Lease in any respect;

(g)                  for the benefit of Landlord, Subtenant agrees that Subtenant will be fully and completely bound by each and every term of the Lease relating to Subtenant’s occupancy and use of the Subleased Premises, and, except as expressly set forth in the Sublease with respect to the amount of rent or security deposit payable, Subtenant expressly assumes and agrees to perform and comply with every obligation of Tenant under the Lease as to the Subleased Premises, as if Subtenant was the tenant under the Lease with respect to the Subleased Premises, including, without limitation, Tenant’s obligation to indemnify Landlord in accordance with Paragraph 11.1 of the Lease and deliver financial statements in accordance with Paragraph 18.2 of the Lease; Subtenant acknowledges that Subtenant has examined and is familiar with all of the provisions of the Lease;

(h)                  Tenant shall be liable to Landlord for any default under the Lease, whether such default is caused by either or both Tenant and Subtenant or anyone claiming by, through or under either Tenant or Subtenant; subject to the notice and cure provisions given to Tenant and set forth in Paragraph 16.1 of the Lease, Landlord may proceed directly against Tenant without first exhausting Landlord’s remedies against Subtenant, Landlord may proceed directly against Subtenant without first exhausting

Landlord’s remedies against Tenant, or Landlord may proceed directly against Tenant and Subtenant simultaneously; therefore, such consent shall not be deemed to restrict or diminish any right that Landlord may have against Tenant or Subtenant pursuant to the Lease, or at law or in equity for violation of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by Subtenant, and Landlord may at any time enforce the Lease against either or both Tenant and Subtenant; any breach of the Lease by either Tenant or Subtenant will entitle Landlord to avail itself of any remedy set forth in the Lease in the event of such breach, as well as any other remedy available at law to Landlord;

(i)                  notwithstanding anything to the contrary contained in this Agreement, Landlord shall not be liable at any time for any cost or obligation of any kind arising in connection with the Sublease, including, without limitation, brokerage commissions or other charges or expenses, improvements to the Subleased Premises, or any security required to be given by Subtenant under the Sublease; Tenant and Subtenant jointly and severally agree to indemnify, protect, defend and hold harmless Landlord from all claims, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) that Landlord may incur as a result of any claim to pay any person any commission, finder’s fee or other charge in connection with the Sublease;

(j)                  to the extent that any provisions of the Sublease are contrary to the provisions of the Lease, such Sublease provisions are deemed revoked as to Landlord, and Tenant and Subtenant shall fully perform all provisions of the Lease; without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in the Sublease:  (i) nothing in the Sublease shall expand the liability or obligations of Landlord, whether to Tenant, Subtenant or any other party, and Landlord withholds consent to anything in the Sublease that does expand or purports to expand the liability or obligations of Landlord; and (ii) Subtenant shall have no right to expand or relocate the Subleased Premises beyond the Premises, to extend or renew the term of the Sublease beyond the initial term of the Lease or to exercise any option to terminate, right of first offer or right of first refusal, regardless of whether Tenant may have any such right under the Lease, and Subtenant shall have no right to exercise Tenant’s rights thereunder; Subtenant’s sole remedy for any alleged or actual breach of its rights in connection with the Subleased Premises shall be solely and exclusively against Tenant; and

(k)                  pursuant to Paragraph 10.3 of the Lease, concurrently with the execution and delivery of this Agreement, Tenant shall pay to Landlord all of Landlord’s reasonable and customary attorneys’ fees and costs incurred in connection with the Sublease and this Agreement.

3.        Payments under Sublease.

3.1.                Payment to Landlord.  As additional consideration for Landlord’s consent to the Sublease, Tenant irrevocably, absolutely and unconditionally conveys, transfers and assigns to Landlord all rent and other amounts due to Tenant under the terms of the Sublease, together with the right, power and authority to collect such rent and other amounts, subject to Paragraph 10.3 of the Lease.  Therefore, notwithstanding any Sublease provision to the contrary, Subtenant covenants to pay directly to Landlord without abatement, deduction, offset, prior notice or demand by Landlord all rent and other amounts payable to Tenant under the Sublease in lawful money of the United States at the address set forth above for Landlord or at such other place as Landlord may designate to Subtenant in writing, on or before the date due. To the extent of all rent and other amounts actually paid by Subtenant and received by Landlord, Tenant shall receive credit under the Lease against current amounts then payable by Tenant to Landlord under the Lease, and Subtenant shall receive credit under the Sublease for those amounts; provided,  however, that the receipt by Landlord of any rent or other amounts from Subtenant shall not be deemed or construed as releasing Tenant from Tenant’s obligations under the Lease (except to the extent of such amounts actually received by Landlord) or the acceptance of Subtenant as a direct tenant.

3.2.                Consideration.  Tenant and Subtenant each represent and warrant to, and covenant with, Landlord that the rent expressly set forth in the Sublease (which shall be paid to Landlord in accordance with Paragraph 3.1 of this Agreement) is the only rent or other consideration paid or to be paid by Subtenant to Tenant in connection with the Sublease or the Subleased Premises, and that no other rent or consideration has been paid or is to be paid by Subtenant to Tenant, including, without limitation, any money, property, services or anything else of value (including, without limitation, the payment of costs, cancellation of indebtedness, discounts, rebates or any other items).  Landlord may, at its expense, following at least five (5) business days’ written notice to Tenant, audit and review Tenant’s records and accounts relating to the Sublease and the Subleased Premises at any time or from time to time during normal business hours.  If such audit and review reveals that Landlord has received less than the amount owed pursuant to Paragraph 10.3 of the Lease, then Tenant shall pay on demand the reasonable cost of such audit and review.

4.        Termination of Sublease.  If at any time prior to the expiration or sooner termination of the Sublease, (a) the Lease expires or terminates for any reason, including, without limitation, as a result of a Tenant default, a rejection of the Lease in Tenant bankruptcy proceedings, a voluntary termination agreed to by Landlord and Tenant, or the expiration of the term of the Lease, or (b) Tenant’s right to possession terminates by surrender, as a result of an unlawful detainer proceeding, or by any other cause, without termination of the Lease, then the Sublease shall automatically and simultaneously terminate as a matter of law, and Subtenant shall vacate the Subleased Premises on or before the effective date of such expiration, termination or surrender, subject to the provisions of Paragraph 5 of this Agreement.  If Subtenant fails to vacate the Subleased Premises in a timely manner, Landlord shall be entitled to all of the rights and remedies available to a landlord against a tenant wrongfully holding over after expiration of the term of a lease without Landlord’s prior written consent, including, without limitation, the rights and remedies available to Landlord under Paragraph 17.2 of the Lease (including, without limitation, those provisions relating to increased rent).  Landlord shall not be liable to Tenant or Subtenant for any claim or damage because of the termination.

5.        Discretionary Continuance of Sublease.  Notwithstanding anything to the contrary contained in Paragraph 4 of this Agreement, if at any time prior to the expiration or sooner termination of the Sublease, (i) the Lease expires or terminates for any reason (other than a termination under the provisions of the Lease relating to damage, destruction or condemnation), including, without limitation, as a result of a Tenant default, a rejection of the Lease in Tenant bankruptcy proceedings, a voluntary termination agreed to by Landlord and Tenant, or the expiration of the term of the Lease, or (ii) Tenant’s right to possession terminates by surrender, as a result of an unlawful detainer proceeding, or by any other cause, without termination of the Lease, then Landlord may, at its sole option (which may be exercised in Landlord’s sole and absolute discretion and without any obligation to do so), on written notice delivered to Subtenant not more than thirty (30) days after the effective date of such expiration, termination or surrender, and without any additional or further agreement of any kind by Subtenant (such notice being self-operative without the execution of any further instrument), elect to continue the Sublease without interruption with the same effect as if Landlord, as landlord, and Subtenant, as tenant, had entered into a lease as of the end of the Lease containing the same provisions as those contained in the Lease (except as expressly set forth in the Sublease with respect to the amount of rent or security deposit payable) for a term equal to the unexpired term of the Sublease, subject, however, to the right of Landlord, in its sole discretion, to terminate the Sublease thereafter on not less than thirty (30) days’ advance written notice given by Landlord to Subtenant.  That is, even if Landlord elects to continue the Sublease pursuant to this Paragraph 5, Landlord may nevertheless at any time thereafter, on at least thirty (30) days’ written notice to Subtenant, terminate the Sublease, in which case the Sublease and all right, title and interest of Subtenant under the Sublease shall terminate, and Subtenant shall vacate the Subleased Premises in accordance with the Sublease and the Lease, as of the effective date of such termination.  If Landlord elects to continue the Sublease:

(a)                  Subtenant shall attorn to Landlord as tenant, and Landlord shall accept such attornment, subject, however, to the foregoing right of Landlord thereafter to terminate the Sublease, and Subtenant shall, within ten (10) days after the request of Landlord, confirm such attornment in writing;

(b)                  Landlord shall thereafter stand in the place and stead of Tenant under the Sublease, and all rent and other sums payable to Tenant under the Sublease, and all other obligations to be performed by Subtenant under the Sublease (together with all obligations to be paid or performed under the Lease, except as expressly set forth in the Sublease with respect to the amount of rent or security deposit payable), shall continue to be paid and performed when due by Subtenant to Landlord; provided,  however, that in no event will Landlord (i) be liable for any act, omission or default of Tenant under the Sublease, (ii) be subject to any claims, offsets or defenses that Subtenant had or might have against Tenant, (iii) be obligated to cure any default of Tenant that occurred prior to the time that Landlord succeeded to the interest of Tenant under the Sublease, to perform any obligation under the Sublease to have been paid or performed by Tenant prior to the giving of such notice, or for any construction, improvement or repair that is not the obligation of Landlord under the Lease, (iv) be bound by any payment of rent or other payment made by Subtenant to Tenant in advance of any periods reserved for that payment in the Sublease, (v) be bound by any modification or amendment of the Sublease made without the written consent of Landlord, or (vi) be liable for the return of any security deposit not actually received by Landlord;

(c)                  neither Landlord’s election under this Paragraph  5 nor its acceptance of any rent from Subtenant will be deemed a waiver by Landlord of any provisions of the Lease or this Agreement; and

(d)                  Landlord shall have the same remedies against Subtenant for the nonperformance of any agreement contained in the Sublease, for the recovery of rent, for the commission of any waste, and for any other default that Tenant had or would have had if the Lease had not ended.

6.        Services.  Landlord may furnish services to the Subleased Premises requested by Subtenant other than or in addition to those to be provided under the Lease, and bill Subtenant directly for such services for the convenience of, and without notice to, Tenant.  Subtenant shall pay to Landlord all amounts that may become due for such services on the due dates therefor.  If a separate submeter is installed to measure any utility furnished to the Subleased Premises, then payment for the utility so furnished will be made by Subtenant directly to Landlord as and when billed, and the furnishing of such utility will be in accordance with and subject to all of the applicable provisions of the Lease.  If Subtenant fails to pay any such amount in a timely manner, then Tenant shall pay such amount to Landlord on written demand as additional rent under the Lease, and the failure of Tenant to pay such amount in a timely manner shall be a default under the Lease.  Therefore, both Tenant and Subtenant shall be and continue to be liable for all bills rendered by Landlord for charges incurred by or imposed on Subtenant for services rendered and materials supplied to the Subleased Premises.

7.        Insurance.  Subtenant shall, with respect to Subtenant and the Subleased Premises, carry the insurance policies required to be carried by Tenant pursuant to Paragraph 12 of the Lease and shall deliver evidence of such policies to Landlord prior to occupancy of the Subleased Premises by Subtenant.  The insurance shall name Landlord as an additional insured or as a loss payee, as applicable, and provide that the policy will not be subject to cancellation or change except after at least thirty (30) days’ prior written notice to Landlord and Tenant.

8.        No Modifications to Sublease.  Neither Subtenant nor its successors or assigns shall enter into any agreement that modifies, surrenders or merges the Sublease without the prior written consent of Landlord.  Any agreement made in contravention of the immediately preceding sentence shall not affect or be binding on Landlord.

9.        Sale of Subleased Premises.  The term “Landlord” as used in this Agreement means only the owner of the Subleased Premises during the term of such owner’s ownership, so that in the event of any sale or other transfer of Landlord’s interest in the Subleased Premises, Landlord will be relieved of all covenants and obligations of Landlord thereafter arising under this Agreement. The provisions of this Agreement, however, shall bind any subsequent owner of the Subleased Premises.

10.      Estoppel Certificate.  Subtenant shall, within ten (10) days after Landlord’s request, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord shall reasonably request setting forth the following: (a) a ratification of the Sublease; (b) the commencement date and expiration date of the Sublease; (c) that the Sublease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under the Sublease to be performed by Tenant have been satisfied or, in the alternative, those claimed by Subtenant to be unsatisfied; (e) that no defenses or offsets exist against the enforcement of the Sublease or, in the alternative, those claimed by Subtenant to exist; (f) the amount of advance rent, if any (or none if such is the case), paid by Subtenant; (g) the date to which rent has been paid; (h) the amount of any security deposit under the Sublease; and (i) such other information regarding the status of the Sublease as Landlord may reasonably request.

11.      Notices.  Any notice or demand to be given by one Party to another under this Agreement shall be given in writing by personal service, telecopy (provided that a hard copy of any such notice has been dispatched by one of the other means for giving notice within twenty-four (24) hours after telecopying), express mail, Federal Express, DHL or any other similar form of courier or delivery service, or mailing in the United States mail, postage prepaid, certified and return receipt requested, and addressed to such Party as set forth at the outset of this Agreement.  Any Party may change the address at which such Party desires to receive notice on written notice of such change to the other Party.  Any such notice shall be deemed to have been given, and shall be effective, on delivery to the notice address then applicable for the Party to which the notice is directed; provided,  however, that refusal to accept delivery of a notice or the inability to deliver a notice because of an address change that was not properly communicated shall not defeat or delay the giving of a notice. Notwithstanding any provision of the Sublease to the contrary, Landlord shall have no obligation to deliver to Subtenant any notice or copy of any notice given under the Lease, and no obligation to accept, consider or respond to any request, inquiry, demand or other communication from Subtenant, whether of a type described in the Lease, the Sublease or otherwise, except as expressly set forth in this Agreement.  Tenant and Subtenant shall each, concurrently with the mailing of any default notice to the other under the Sublease, provide a copy of such notice to Landlord in accordance with this Paragraph.

12.      Attorneys’ Fees.  If any Party brings suit to enforce or interpret this Agreement, the prevailing Party shall be entitled to recover from the other Party or Parties the prevailing Party’s reasonable attorneys’ fees and costs incurred in any such action or in any appeal from such action, in addition to the other relief to which the prevailing Party is entitled.

13.      Miscellaneous.  This Agreement shall inure to the benefit of, and be binding on, the Parties and their respective successors and assigns, subject to the other provisions of this Agreement.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Utah.  This Agreement may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.  Each individual executing this Agreement represents and warrants that such individual has been duly authorized to execute and deliver this Agreement in the capacity and for the entity set forth where such individual signs.  A modification of, or amendment to, any provision contained in this Agreement shall be effective only if the modification or amendment is in writing and signed by all of the Parties.  Any oral representation or modification concerning this Agreement shall be of no force or effect.  Each exhibit referred to in, and attached to, this Agreement is an integral part of this Agreement and is incorporated in this Agreement by this reference.

THE PARTIES have executed this Agreement on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

_________________________________

By
Its
Date

Sublease Consent Agreement

Signatures-1

TENANT:

By
Print or Type Name of Signatory:

Its
Date

Sublease Consent Agreement

Signatures-2

SUBTENANT:

By
Print or Type Name of Signatory:

Its
Date

Sublease Consent Agreement

Signatures-3

EXHIBIT A

to

SUBLEASE CONSENT AGREEMENT

LEASE

(See attached)

Sublease Consent Agreement

Exhibit A-1

EXHIBIT B

to

SUBLEASE CONSENT AGREEMENT

SUBLEASE

(See attached)

Sublease Consent Agreement

Exhibit B-1

EXHIBIT C

to

SUBLEASE CONSENT AGREEMENT

SUBLEASED PREMISES

(See attached)

Sublease Consent Agreement

Exhibit C-1

RIDER TO OFFICE LEASE

THIS RIDER is attached to, and is a part of, the foregoing Office Lease (with its exhibits, the

“  Lease”), entered into between LAKE POINTE THREE, LC, a Utah limited liability company, as landlord, and EHEALTHINSURANCE SERVICES, INC., a Delaware corporation, as tenant.  All words capitalized in this Rider shall have the same meaning given in the Lease.  If any conflict exists between the provisions of this Rider and the provisions of the Lease, the provisions of this Rider shall control.

1.        Options to Extend.

1.1.                Options.  Tenant shall have options to extend the initial period constituting the Term under the Lease for two (2) additional periods of five (5) years each, provided that Tenant gives Landlord written notice of the exercise of each such option on or before the date that is six (6) months prior to the expiration of the then-existing period constituting the Term under the Lease, and that at the time such notice is given and on the commencement of the extension term concerned, (a) the Lease is in full force and effect, (b) Tenant is not in default under the Lease beyond the expiration of any applicable notice and cure period given to Tenant in this Lease, (c) no circumstance or event exists which, with the passage of time or the giving of notice or both, would constitute such a default, and (d) Tenant has not assigned the Lease or subleased more than fifty percent (50%) of the Premises under any then-existing sublease.  Each such extension term shall commence at 12:01 a.m. on the first day following the expiration of the immediately preceding period constituting the Term under the Lease.  During any such extension term, all provisions of the Lease shall apply, except for any provision relating to the improvement of the Premises by Landlord or at Landlord’s expense, and except that the amount of the Basic Monthly Rent for any such extension term shall be negotiated and determined by agreement between Landlord and Tenant, and shall be ninety-five percent (95%) of the then-market rent.  The term “then-market rent” as used in this Paragraph shall mean the annual amount, projected during either such extension term, that a willing, comparable, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable landlord of a building located in the same market as the Building would accept, at arm’s length for lease extensions or renewals (including what Landlord is accepting for current lease extension or renewal transactions for the Building), for space of similar leasable square footage and comparable quality and other attributes as the Building, taking into account the age, quality and layout of the then-existing improvements in the Building, and taking into account items that professional real estate appraisers customarily consider, including, but not limited to, rental rates, availability of similar space, size of the Building, but excluding consideration of tenant improvements allowances and lease concessions, if any, then being granted by Landlord or the landlords of such similar projects unless such lease concessions are then being offered in connection with lease extensions or renewals.  If Landlord and Tenant are able to agree on the amount of the Basic Monthly Rent for any such extension term within thirty (30) calendar days after receipt by Landlord of Tenant’s notice of extension, Landlord and Tenant shall promptly enter into an amendment to the Lease reflecting the new Basic Monthly Rent and the new Expiration Date of the Lease, as well as any other changes agreed to by Landlord and Tenant with respect to the Lease.  If Landlord and Tenant, after exercising reasonable, good faith efforts, are unable to agree on the amount of the Basic Monthly Rent for any such extension term within such thirty (30) day period, such option to extend (and any subsequent option to extend) shall terminate and be of no further force or effect.

1.2.                Exercise Covering Portion of Premises.  Either such extension may be for less than all of the Premises then covered by the Lease (but may not be for less than fifty-one percent (51%) of the Premises covered by the Lease on the date on which such option is exercised), provided that the amount of space (the “Excluded Space”) that is not to be covered by such extension: (a) is set forth in

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Tenant’s notice of exercise of such option (and if a lesser amount is not set forth in such notice, such extension shall be for all of the Premises covered by the Lease on the date on which such option is exercised); (b) is not less than 5,000 rentable square feet; and (c) is reasonably capable of being excluded from the Premises and reconfigured in a commercially reasonable manner so as to make it, in access, size and configuration, readily leasable to a new tenant.  Landlord shall, in a commercially reasonable manner, select which portion of the Premises shall constitute the Excluded Space, so long as the portion selected is reasonably close in size to the amount of space requested to be excluded by Tenant in its notice of exercise.  Any corridors, demising walls or other similar improvements reasonably required to make the Excluded Space readily leasable to a new tenant shall be installed by Landlord at Tenant’s sole cost and expense.  Tenant shall reimburse Landlord for such cost and expense within ten (10) business days after receipt by Tenant of an invoice therefor.

2.        Assignment and Subleasing.

2.1.                Reasonable Consent.  If Landlord does not exercise its rights pursuant to Paragraph 10.2 of the Lease, and provided that the Lease is in full force and effect, Tenant is not in default under the Lease and no circumstance or event exists which, with the passage of time or the giving of notice or both, would constitute such a default, Landlord shall not unreasonably withhold, condition or delay its consent to an assignment of the Lease or a sublease of the whole of the Premises for substantially the remainder of the Term, provided that:

(a)                              Tenant provides to Landlord (i) the name and address of the proposed assignee or subtenant, (ii) the terms and conditions of (including all consideration for) the proposed assignment or sublease, (iii) any information reasonably required by Landlord with respect to the nature and character of the proposed assignee or subtenant and its business, activities and intended use of the Premises, (iv) any references and current financial information reasonably required by Landlord with respect to the net worth, credit and financial responsibility of the proposed assignee or subtenant, and (v) an executed counterpart of the assignment or sublease agreement that complies with Paragraph 10.3 of the Lease;

(b)                              the nature, character and reputation of the proposed assignee or subtenant and its business, activities and intended use of the Premises are suitable to and in keeping with the standards of the Building and the floor or floors on which the Premises are located, and in compliance with the Lease and all applicable laws, ordinances, regulations and requirements;

(c)                              the proposed assignee or subtenant is a reputable party whose net worth, credit and financial responsibility are, considering the responsibilities involved, reasonably satisfactory to Landlord, and, whether or not the Lease is then guaranteed, Landlord may require the principal(s) of any assignee also to guaranty the Lease;

(d)                              the proposed assignee or subtenant (or any person who controls, is controlled by, or under common control with, such proposed assignee or subtenant) is not then an occupant of any part of the Building or of any other building within the Lake Pointe Corporate Centre or a party who dealt with Landlord or any employee or representative of Landlord (directly or through a broker) with respect to space in the Building or of any other building within the Lake Pointe Corporate Centre during the twelve (12) months immediately preceding Tenant’s request for Landlord’s consent;

(e)                              Tenant shall have complied with the provisions of Paragraph 10.2 of the Lease and Landlord shall not have made any of the elections provided for in such Paragraph;

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(f)                              the proposed assignee or subtenant is not a governmental entity or instrumentality thereof;

(g)                              in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant will not entail any alterations which would lessen the value of the leasehold improvements in the Premises, and will not require increased services by Landlord;

(h)                              Landlord has not received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord’s experience with the proposed assignee or subtenant, a written statement of which negative report, if received, shall be provided to Tenant;

(i)                              Landlord has not experienced previous defaults by, and is not in litigation with, the proposed assignee or subtenant;

(j)                              (i)                              the proposed assignee’s or subtenant’s anticipated use of the Premises does not involve the generation, storage, use, treatment or disposal of hazardous substances, hazardous wastes, pollutants or contaminants (“Hazardous Material”); (ii) the proposed assignee or subtenant has not been required by any other landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such assignee’s or subtenant’s actions or use of the property in question; or (iii) the proposed assignee or subtenant is not subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material;

(k)                              the use of the Premises by the proposed assignee or subtenant will not violate any applicable law, ordinance, regulation or requirement, and will not violate Paragraph 7 or any other provision of the Lease;

(l)                              in the case of a subletting of less than the entire Premises, the subletting would not result in the division of the Premises into more than two subparcels, and will not require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises;

(m)                              the assignment or sublease is not prohibited by Landlord’s lender;

(n)                              the proposed assignment or sublease will not violate any enforceable exclusive use or similar clause in another lease or give an occupant of the Building a right to cancel its lease;

(o)                              the proposed assignment or sublease will not result in a number of occupants on a floor that exceeds the design capacity of the Building systems; or

(p)                              the rent charged by Tenant to such assignee or subtenant during the term of such assignment or subtenancy is not less than the rent being quoted by Landlord at the time of such assignment or subleasing for comparable space in the Building for a comparable term, calculated using a present value analysis.

2.2.                Declaratory Action.  Notwithstanding anything to the contrary in the Lease, if Tenant believes that Landlord has unreasonably withheld, conditioned or delayed its consent, Tenant’s

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sole remedy shall be to seek a declaratory judgment that Landlord has unreasonably withheld, conditioned or delayed its consent or an order of specific performance or mandatory injunction of Landlord’s agreement to give its consent.  In no event shall Tenant have any right to recover damages or to terminate the Lease.  Tenant shall indemnify, defend and hold harmless Landlord from all claims, damages, liabilities losses, actions, suits, costs and expenses, including reasonable attorneys’  fees and expenses, involving any third party or parties (including, without limitation, Tenant’s broker or proposed transferee) who claim they were damaged by Landlord’s withholding or conditioning of Landlord’s consent, unless it is determined by a court of competent jurisdiction that Landlord has withheld, conditioned or delayed its consent in bad faith.

2.3.                Affiliate and Certain Other Assignments.  Notwithstanding anything else to the contrary contained in Paragraph 10 of the Lease, Tenant may, without the consent of Landlord, assign the Lease or sublease the Premises to any affiliate of Tenant, any corporation or other business entity that acquires all or substantially all of the assets or stock of Tenant or any entity resulting from a merger or consolidation with Tenant, provided that Tenant gives Landlord written notice of such assignment or sublease within five (5) business days’ thereafter and otherwise complies with (and such assignment shall be subject to) Paragraph 10.3 of the Lease, and provided that such assignee or subtenant has a net worth, cash balance and operating income immediately following such transaction that is reasonably sufficient to satisfy the financial obligations under the Lease or such sublease, as the case may be; provided,  however, that (a) such assignment or sublease shall not be subject to the provisions of Paragraph 10.2 of the Lease, and (b) Tenant may retain any profit from such assignment or sublease.  As used in the immediately preceding sentence, “affiliate” means an  entity that directly or indirectly controls, is controlled by, or is under common control with, Tenant, where “control” is the  holding  of fifty percent (50%)  or more of the outstanding voting interests, or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

3.        Limitation on Certain Operating Expenses.

3.1.                Definitions.  As used in this Paragraph 3, each of the following terms shall have the meaning indicated:

(a)                              “Base Year” means calendar year 2012.

(b)                              “Base Year Controllable Operating Expenses” means the Controllable Operating Expenses that are actually incurred in the Base Year, subject to the other provisions of this Paragraph 3.

(c)                              “Controllable Operating Expenses” means all Operating Expenses other than those not within the control of Landlord, determined in a commercially reasonable manner consistent with other comparable Class “A” suburban office buildings in the Salt Lake metropolitan area. Without limiting the generality of the immediately preceding sentence, those Operating Expenses not within the control of Landlord include, without limitation, (i) utilities, (ii) insurance premiums and deductibles, (iii) real and personal property taxes and assessments, (iv) snow removal costs, (v) expenditures for necessary capital repairs and replacements, and (vi) market-wide cost increases resulting from extraordinary circumstances, including force majeure, boycotts, strikes, conservation surcharges, embargoes or shortages.

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(d)                              “Tenant’s Share of Base Year Controllable Operating Expenses”  means the result obtained by multiplying the Base Year Controllable Operating Expenses by Tenant’s Percentage of Operating Expenses.

(e)                              “Tenant’s Share of Controllable Operating Expenses” for any given Operating Year (other than the Base Year) means the result obtained by subtracting the Base Year Controllable Operating Expenses from the Controllable Operating Expenses actually incurred in the Operating Year concerned, and then multiplying the difference by Tenant’s Percentage of Operating Expenses, subject to the limitations set forth below. Tenant’s Share of Controllable Operating Expenses for any fractional Operating Year shall be calculated by determining what Tenant’s Share of Controllable Operating Expenses would have been for the entire Operating Year concerned, and then prorating such amount over such fractional Operating Year, subject to the limitations set forth below.

3.2.                Limitations.

(a)                              Notwithstanding the provisions of Paragraph 5.2 of the Lease to the contrary, Tenant’s obligation to pay Tenant’s Share of Operating Expenses shall be limited as set forth in this Paragraph 3 with respect to Controllable Operating Expenses (only). This Paragraph 3 shall not limit Tenant’s obligation to pay Tenant’s Share of Operating Expenses except as expressly set forth as to Controllable Operating Expenses.

(b)                              Tenant’s Share of Controllable Operating Expenses for calendar year 2013  shall be the lesser of (i) Tenant’s Share of Controllable Operating Expenses for calendar year 2013, or (ii) the sum of Tenant’s Share of Base Year Controllable Operating Expenses, plus five percent (5%) (which is the initial “Cap Amount”), less Tenant’s Share of Base Year Controllable Operating Expenses.

(c)                              Tenant’s Share of Controllable Operating Expenses for each Operating Year thereafter shall be the lesser of (i) Tenant’s Share of Controllable Operating Expenses for the applicable Operating Year, or (ii) the sum of the Cap Amount for the immediately preceding Operating Year, plus five percent (5%)  (which would be the new “Cap Amount”), less Tenant’s Share of Base Year Controllable Operating Expenses.

(d)                              The intent of this Paragraph 3 is to create a compounding, five percent (5%) per year cap on Tenant’s Share of  Controllable Operating Expenses over each immediately preceding calendar year’s Cap Amount.

(e)                              Notwithstanding the foregoing to the contrary, for purposes of the calculations set forth in this Paragraph 3, (a) the Controllable Operating Expenses (including, without limitation, the Base Year Controllable Operating Expenses) that vary with occupancy and are attributable to any part of the Term in which less than ninety-five percent (95%) of the rentable area of the Building is occupied by tenants, will be adjusted by Landlord to the amount that the Controllable Operating Expenses would have been if ninety-five percent (95%) of the rentable area of the Building had been occupied by tenants, and (b) if Landlord furnishes a service to tenants in the Building, the cost of which constitutes a Controllable Operating Expense, and a tenant other than Tenant has undertaken to perform such service itself, Controllable Operating Expenses shall be increased by the amount that Landlord would have incurred if Landlord had furnished such service to such tenant.

3.3.                Example.  Assume, for example purposes only, that Tenant’s Share of Base Year Controllable Operating Expenses is $100.00.

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(a)                              In calendar year 2013, Tenant’s Share of Controllable Operating Expenses would be the lesser of (i) Tenant’s Share of Controllable Operating Expenses for that year, or (ii) $105.00 ($100.00 plus 5%, which would be the initial Cap Amount), less Tenant’s Share of Base Year Controllable Operating Expenses. Therefore, in this example, Tenant’s Share of Controllable Operating Expenses for calendar year 2013 would not exceed $5.00.

(b)                              In calendar year 2014, Tenant’s Share of Controllable Operating Expenses would be the lesser of (i) Tenant’s Share of Controllable Operating Expenses for that year, or (ii) $110.25 ($105.00 plus 5%, which would be the new Cap Amount), less Tenant’s Share of Base Year Controllable Operating Expenses. Therefore, in this example, Tenant’s Share of Controllable Operating Expenses for calendar year 2014 would not exceed $10.25.

4.        Consent; Costs.  Whenever in the Lease (including in the Exhibits attached to the Lease and this Rider):  (a) the consent or approval of Landlord or Tenant is required for an action, such consent or approval shall not be unreasonably withheld, conditioned or delayed, except to the extent limited by Paragraph 2.1 of this Rider; and (b) there is a reference to costs, expenses, fees or other charges (including, without limitation, attorneys’ fees and costs), such reference shall be deemed to be to reasonable, reasonably necessary and actual costs, expenses, fees and other charges, of which the party incurring such costs, expenses, fees or other charges provides to the other party some reasonable documentation, record or evidence.

5.        Right of First Offer. During the Term, following written notice from Tenant to Landlord that Tenant needs additional space, which notice may be given at any time or from time to time, and provided that (a) the Lease is in full force and effect, (b) Tenant is not in default under the Lease beyond the expiration of any applicable notice and cure period given to Tenant in this Lease, (c) no circumstance or event exists which, with the passage of time or the giving of notice or both, would constitute such a default, (d) Tenant has not assigned the Lease or subleased more than fifty percent (50%) of the Premises under any then-existing sublease, and (e) on Landlord’s request, if Tenant’s financial statements are not then available online, Tenant provides to Landlord current financial statements for Tenant, prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant to be true and correct, demonstrating sufficient Tenant financial strength for additional space under the Lease, Landlord shall give Tenant written notice of any space (the “ROFO Space”) in the Building that is available for lease to third parties. (For purposes of this Paragraph, any space covered by a renewal or extension option in any tenant’s lease existing as of the date of the Lease, or any renewal or extension option given by Landlord to any then-existing tenant for its then-existing space, shall not be “available for lease” until after each such option or the rights created by such option have expired.) If Tenant gives Landlord written notice of Tenant’s interest in leasing the ROFO Space within five (5) business days after notification by Landlord of the availability of the ROFO Space, Landlord and Tenant shall negotiate reasonably and in good faith to enter into a new lease (or an amendment to the Lease) covering the ROFO Space, which, unless otherwise agreed by Landlord and Tenant, shall (a) have a term that is coterminous with the Lease, (b) provide for Basic Monthly Rent for the ROFO Space at the same rate, on a per rentable square foot basis, as is payable for the Premises originally covered by the Lease during the period concerned, and (c) provide for a tenant improvement allowance for the ROFO Space equal to the actual costs (the “Original Allowance”) incurred by Landlord for the Initial Improvements (as defined in Exhibit C of the Lease) to the Premises originally covered by the Lease; provided,  however, that if the remaining term of the Lease on the commencement date for the ROFO Space is less than five (5) years, the tenant improvement allowance for the ROFO Space shall be determined by multiplying the Original Allowance by a fraction, the numerator of which is the number of full calendar months left in the remaining term of the Lease as of the commencement date for the ROFO Space, and the

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denominator of which is sixty (60). The commencement date for the ROFO Space shall be the date on which Landlord’s construction obligations with respect to the ROFO Space have been fulfilled, subject only to the completion by Landlord of any “punch list” items that do not materially interfere with Tenant’s use and enjoyment of the ROFO Space. If either of the following occurs: (y) within such five (5) day period, Tenant either delivers written notice to Landlord that Tenant elects not to lease the ROFO Space or fails to deliver any written response to Landlord; or (z) after Tenant delivers written notice to Landlord that Tenant elects to lease the ROFO Space, Tenant fails to proceed in a timely manner to enter into an amendment to the Lease, adding the ROFO Space to the Lease in a manner consistent with such offered terms and conditions and this Paragraph, then such right of first offer with respect to such ROFO Space shall terminate and be of no further force or effect. If Tenant fails to lease any space of which Landlord gives Tenant notice pursuant to the foregoing provisions of this Paragraph, the foregoing right shall not again apply to such space.

6.        Right of First Refusal. In addition to the right of first offer described in Paragraph 5 of this Rider, during the Term, and provided that (a) the Lease is in full force and effect, (b) Tenant is not in default under the Lease beyond the expiration of any applicable notice and cure period given to Tenant in this Lease, (c) no circumstance or event exists which, with the passage of time or the giving of notice or both, would constitute such a default, (d) Tenant has not assigned the Lease or subleased more than fifty percent (50%) of the Premises under any then-existing sublease, and (e) on Landlord’s request, if Tenant’s financial statements are not then available online, Tenant provides to Landlord current financial statements for Tenant, prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant to be true and correct, demonstrating sufficient Tenant financial strength for additional space under the Lease, if any other premises (the “ROFR Space”) in the Building becomes available for lease, and Landlord receives a written offer that Landlord desires to accept to lease the ROFR Space, or sends out (or has decided to send out) a bona fide proposal to a specific, bona fide prospective tenant to lease the ROFR Space (either, a “Lease Offer”) (but excluding any space covered by a renewal or extension option in any tenant’s lease existing as of the date of the Lease, or any renewal or extension option given by Landlord to any then-existing tenant for its then-existing space, Landlord shall give to Tenant written notice of such Lease Offer. Tenant shall have a period of five (5) business days after such notice is given (determined in accordance with Paragraph 22.3 of the Lease) to elect to lease the ROFR Space on the same terms and conditions as are set forth in such Lease Offer. If within such five (5) day period, Tenant delivers written notice to Landlord that Tenant elects to lease the ROFR Space on such offered terms and conditions, Landlord and Tenant shall immediately proceed to enter into an amendment to the Lease, adding the ROFR Space to the Lease in a manner consistent with such terms and conditions. If either of the following occurs: (y) within such five (5) day period, Tenant either delivers written notice to Landlord that Tenant elects not to lease the ROFR Space or fails to deliver any written response to Landlord; or (z) after Tenant delivers written notice to Landlord that Tenant elects to lease the ROFR Space, Tenant fails to proceed in a timely manner to enter into an amendment to the Lease, adding the ROFR Space to the Lease in a manner consistent with such offered terms and conditions and this Paragraph, then such right of first refusal with respect to such ROFR Space shall terminate and be of no further force or effect.

7.        Building Signage. Tenant may, at its sole cost and expense, but under Landlord’s supervision, install, maintain and from time to time replace, on a nonexclusive basis, one (1) exterior Building crown sign on the Building, with the name “eHealth” (such sign, together with any lines, wires, conduits or related improvements installed by Tenant in connection therewith, are referred to collectively as the “Signage”), provided that (a) the size, location, design, color and all other aspects and specifications of the Signage are approved in advance in writing by Landlord and by the requisite municipal authority, and (b) Tenant shall, at its sole cost and expense, comply with all governmental requirements, the conditions of

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any warranty or insurance maintained by Landlord on the Building and any applicable requirements of any covenants, conditions and restrictions affecting the Property (whether recorded on or after the date of the Lease). Tenant shall maintain the Signage at all times in a good, safe and clean condition. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Signage. The Signage shall remain the property of Tenant, and Tenant may, at its sole cost and expense, remove the Signage at any time during the Term. Tenant shall, at its sole cost and expense, remove the Signage prior to the expiration of the Term or sooner termination of the Lease. On removal of the Signage, Tenant shall repair and restore the area(s) of the Building concerned to their condition prior to the installation of the Signage. If Tenant is in default under the Lease beyond the expiration of any applicable notice and cure period given to Tenant in the Lease, and, as a result of such default, Landlord retakes possession of the Premises (with or without terminating the Lease), or if Tenant fails to remove the Signage prior to the expiration of the Term or sooner termination of the Lease, Landlord may, at Tenant’s sole cost and expense, remove the Signage and repair and restore the area(s) of the Building concerned to their condition prior to the installation of the Signage, and Tenant shall promptly reimburse Landlord for all costs and expenses incurred by Landlord in connection with such removal, repair and restoration and any storage of the Signage. Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities, losses, damages, costs and expenses, including, without limitation, attorneys’ fees and costs, incurred by or asserted against Landlord and arising out of Tenant’s installation, maintenance, replacement, use or removal of the Signage. Tenant’s rights under this Paragraph shall be personal to the initial Tenant and shall not apply if Tenant vacates or abandons the Premises, nor shall any assignee or subtenant have any rights to the Signage.

8.        Operating Expenses.

8.1.                Exclusions from Operating Expenses.  The following shall be excluded from Operating Expenses:

(a)                              depreciation of the Improvements;

(b)                              debt service related to the Property and points, prepayment penalties and refinancing costs for indebtedness secured by the Property;

(c)                              expenses incurred in connection with the marketing, negotiation, execution or enforcement of Building leases or making tenant improvements, including, without limitation, commissions   and attorneys’ fees;

(d)                              items for which Landlord is otherwise reimbursed;

(e)                              expenses resulting from the violation by Landlord of applicable law;

(f)                              penalties and interest for late payment by Landlord;

(g)                              Landlord’s income, inheritance, estate, transfer or franchise taxes, and Landlord’s general corporate overhead;

(h)                              to the extent of such excess, any expense paid to a related person that is in excess of the amount that would be paid in the absence of such relationship;

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(i)                              expenses for repairs and other work caused by fire, windstorm or other insured casualty, due to construction defects or the failure of the Building to comply with existing laws, ordinances, regulations or requirements as of the date of the Lease, or caused by the exercise of the right of eminent domain;

(j)                              expenses incurred by Landlord as a result of the presence of asbestos-containing materials or other hazardous wastes in the Building;

(k)                              expenses in connection with services or other benefits provided on an ongoing basis to other Building tenants that are not available to Tenant;

(l)                              costs incurred by Landlord as a result of a violation of law by, or the gross negligence or willful misconduct of, Landlord or its employees;

(m)                              the costs incurred in connection with the initial development and improvement of the Property;

(n)                              costs for which Landlord is entitled to bill other tenants directly (other than as a part of Operating Expenses) under the provisions of such tenants’ leases;

(o)                              costs that would have been covered by a warranty but for Landlord’s failure to comply with the terms and conditions thereof;

(p)                              salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Property; and

(q)                              general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership or other entity, including general corporate, legal and accounting expenses incurred in connection therewith.

8.2.    Capital Expenditures. The cost of any expenditure required to be capitalized for federal income tax purposes in excess of $5,000 made in connection with the ownership, operation, management, maintenance and repair of the Property (including, without limitation, replacement of existing equipment), together with interest thereon at the rate of ten percent (10%) per annum, shall be amortized by Landlord over the estimated useful life of the improvement concerned, such amortized cost and related interest shall only be included in Operating Expenses for that portion of the useful life of such improvement that falls within the Term, and only the amortized portion of such cost and related interest applicable to a given Operating Year shall be included within the Operating Expenses for such Operating Year. Notwithstanding the foregoing, Operating Expenses shall not include any expenditure required to be capitalized for federal income tax purposes that is in the nature of a new addition to the Property, such as the new addition of a structured parking terrace, as distinguished from such an expenditure (which shall be included in Operating Expenses) that is in the nature of a replacement of, or upgrade to, an existing improvement, such as a replacement HVAC unit or the replacement of parking area surfaces.

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